Exhibit 10.1

LEASE FOR

26 LANDSDOWNE STREET

Cambridge, Massachusetts

LANDLORD

UP 26 LANDSDOWNE, LLC,

a Delaware limited liability company

TENANT

BEAM THERAPEUTICS, INC.

a Delaware corporation

Dated: February 21, 2018

26 LANDSDOWNE STREET

i

ii

EXHIBIT A	-	Base Lease Terms
EXHIBIT B	-	Legal Description
EXHIBIT C-l	-	Depiction of Premises
EXHIBIT C-2	-	Map of the Park
EXHIBIT D	-	Tenant/Landlord Responsibility Matrix
EXHIBIT E	-	Standard Services
EXHIBIT E-l	-	Work Letter
EXHIBIT F	-	Rules and Regulations
EXHIBIT G	-	Construction Rules and Regulations
EXHIBIT H	-	Form of NDA with MIT
EXHIBIT I	-	Form of SNDA of Current Mortgagee (CIGNA)

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LEASE

ARTICLE 1

RECITALS. DEFINITIONS AND BASE LEASE TERMS

Section 1.1.    Recitals.

This Lease (the “Lease”) is entered into this 21st day of February, 2018 (the “Effective Date”) by and between UP 26 Landsdowne, LLC, a Delaware limited liability company (the “Landlord”) and Beam Therapeutics, Inc., a Delaware corporation (the “Tenant”).

In consideration of the mutual covenants herein set forth, the Landlord and the Tenant do hereby agree to the terms and conditions set forth in this Lease.

Section 1.2.    Definitions.

Certain terms used in this Lease shall have the meanings set forth below:

“Additional Rent” means all charges payable By the Tenant pursuant to this Lease other than Annual Fixed Rent, including without implied limitation the Tenant’s Tax Expense Allocable to the Premises as provided in Section 3.2; the Tenant’s Operating Expenses Allocable to the Premises in accordance with Section 3.3; amounts payable to Landlord for separately submetered utilities and services pursuant to Section 3.4; amounts payable for special services pursuant to Section 3.5; and the Landlord’s share of any sublease or assignment proceeds pursuant to Section 6.8.

“Annual Fixed Rent” - See Exhibit A and Section 3.1.

“Brokers” - Jones Lang LaSalle New England LLC (for the Landlord) and Transwestern Consulting Group (for the Tenant). See Section 12.8.

“Building” - See Exhibit A.

“Common Areas” - See Section 2.2.

“Default Interest Rate” - see Section 9.6.

“Excusable Delay” means any delay in the satisfaction of the conditions in question to the extent the same is a consequence of External Causes including, without limitation, any governmental embargo restrictions, or actions or inactions of local, state or federal governments (such as, without limitation, any delays in issuing building permits, certificates of occupancy or other similar permits or certificates without the fault of either party).

“External Causes” means, when referring to a party’s responsibilities under this Lease, collectively Acts of God, war, civil commotion, terrorism, fire, flood or other casualty, strikes or other extraordinary labor difficulties or shortages of labor or materials or equipment in the ordinary course of trade, extraordinary weather conditions, government order or regulations or other cause not reasonably within the control of such party, and not due to the fault or neglect of such party. In no event shall financial inability be deemed to be an External Cause.

“Land” means the parcel of land situated in Cambridge, Massachusetts, described in Exhibit B.

“Landlord’s Address for Notices” through March 31, 2018

UP 26 Landsdowne, LLC

c/o Forest City Realty Trust, Inc.

1130 Terminal Tower

50 Public Square

Cleveland, Ohio 44113-2203

Attention: General Counsel

“Landlord’s Address for Notices” commencing April 1, 2018

UP 26 Landsdowne, LLC

c/o Forest City Realty

Key Tower 127

Public Square, Suite 2400

Cleveland, Ohio 44113

Attention: General Counsel

with copies to:

Forest City Commercial Management, Inc.

38 Sidney Street

Cambridge, Massachusetts 02139-4234

Attention: General Manager

“Landlord’s Work” - See Section 2.1

“Leasehold Improvements” - See Exhibit E-l regarding the construction of improvements by Tenant.

“Lease Year” - A one year period commencing on the Rent Commencement Date (provided, however, that if the Rent Commencement Date does not occur on the first day of a month, the first Lease Year shall end on the last day of the month in which the anniversary of the Rent Commencement Date occurs); each subsequent Lease Year shall consist of one calendar year beginning on the day immediately following the expiration of the prior Lease Year.

“Park” - The buildings and associated land located from time to time within University Park at MIT, as such area is depicted on Exhibit C-2.

“Parking Passes” - See Exhibit A “Permitted Uses: - See Exhibit A.

“Premises: - See Exhibit A.

“Property” - The Land and the Building.

“Removable Alterations” - See Section 4.2.

“Rules and Regulations” - See Section 6.3 and Exhibit F.

“Tenant’s Original Address” –

BEAM THERAPEUTICS, INC.

c/o Mass Innovation Labs

675 W. Kendall St.

Cambridge, MA 02141

Attention: John Evans

“Tenant’s Work” - See Section 4.3.

“Term” - See Exhibit A.

“Term Commencement Date” - See Exhibit A and Section 2.5.

Section 1.3.    Base Lease Terms.

The Basic Lease Terms are set forth on Exhibit A. attached.

ARTICLE 2

PREMISES AND TERM

Section 2.1.    Premises and Landlord’s Work.

The Landlord hereby leases to the Tenant, and the Tenant hereby leases from the Landlord, for the Term, the Premises comprised of the space illustrated on Exhibit C-l. in its current “as-is” shell condition, with existing improvements in the Premises having been demolished and removed, provided however that Landlord shall be responsible for (i) completion of work required by Landlord to fulfill Landlord’s obligations as outlined in the Tenant/Landlord Responsibility Matrix attached hereto as Exhibit D, provided that the parties acknowledge and agree that Landlord’s Work (defined below) shall proceed concurrently with the construction of Tenant’s Work (to the extent that such Landlord’s Work does not materially interfere with the construction of Tenant’s Work), and in any event, Landlord’s Work shall be Substantially Completed (as such term is defined in Exhibit E-l), on or prior to the Rent Commencement Date except for any outstanding Punch List items (which Landlord will diligently pursue to completion, and which shall be performed at Landlord’s sole cost and expense); (ii) installation of a new centralized lab-ready base building HVAC system, delivery of mechanical, electrical, life safety and plumbing systems serving the Premises in good operating condition and repair, and (iii) refurbishment of the existing common area locker/shower room on the first floor of the Building (all work described in (i) - (iii) above, collectively, the “Landlord’s Work”) subject to Landlord’s reservations set forth in Section 2.3, such easements, covenants and restrictions of record as may affect the Property and the terms and conditions of this Lease. Landlord shall perform the Landlord’s Work in a good and workmanlike manner, free from faults and defect in compliance with all applicable federal, state and local laws, rules and regulations.

Landlord shall substantially complete the Landlord’s Work in a timely and diligent manner with a target date of May 31, 2018 (the “Landlord’s Work Target Date”). Landlord use good faith efforts to ensure, and cause Contractor to ensure, that completion of the Landlord’s Work shall not interfere with the ongoing construction of the Initial Leasehold Improvements. See Section 4.5 herein for additional requirements governing the Landlord’s Work. Prior to the anticipated Rent Commencement Date, Tenant or Tenant’s representative shall conduct an inspection of the Premises with Landlord or Landlord’s representative to develop a punch list of all Landlord’s Work items which are not complete or which require correction (the “Punch List”). Landlord shall diligently pursue to completion and/or correction all items on the Punch List within a reasonable time after Landlord receives the Punch List and shall give Tenant written notice when all of the items on the Punch List have been completed and/or corrected. Notwithstanding the foregoing, Landlord agrees that on Landlord’s Work Target Date, all items of Landlord’s Work necessary to enable Tenant to reasonably conduct its business in the Premises shall have been completed and such items of work shall not be included on the Punch List.

Tenant shall further be subject to any easements, covenants and/or restrictions or other matters of record encumbering the Park provided that any such matters of record arising after the date hereof do not prohibit or materially and adversely affect Tenant’s use and occupancy of the Premises for the Permitted Use or access to the Premises, or materially and adversely affect Tenant’s rights under this Lease. The Tenant acknowledges that, except as expressly set forth in this Lease, there have been no representations or warranties made by or on behalf of the Landlord with respect to the Premises, the Building or the Property or with respect to the suitability of any of them for the conduct of the Tenant’s business or activities. The Premises shall exclude common areas and facilities of the Property, including without limitation exterior faces of exterior walls, the entry, vestibules and main lobby of the Building, first floor elevator lobby and lavatories, the common stairways and stairwells, elevators and elevator wells, boiler room, sprinklers, sprinkler rooms, elevator rooms, mechanical rooms, loading and receiving areas, electric and telephone closets, janitor closets, and pipes, ducts, conduits, wires and appurtenant fixtures and equipment serving exclusively or in common other parts of the Building. If the Premises at any time includes less than the entire rentable floor area of any floor of the Building, the Premises shall also exclude the common corridors, vestibules, elevator lobby, lavatories, and freight elevator vestibule located on such floor.

Section 2.2.    Appurtenant Rights.

(a) The Tenant shall have, as appurtenant to the Premises, the nonexclusive right to use in common with others, subject to the Rules and Regulations (as defined in Section 6.3): (i) the entry, vestibules and main lobby of the Building, the common stairways, elevators, sprinkler rooms, mechanical rooms, electric and telephone closets, Tenant’s Proportionate Share (as set forth in Exhibit A) of the use of the existing Building life-safety emergency generator (which shall be maintained and replaced by Landlord from time to time as required) and of the use of the stand-by generator that Landlord will have installed in the Building by no later than Rent Commencement Date and the pipes, sprinklers, ducts, conduits, wires and appurtenant fixtures and equipment serving the Premises in common with others, (ii) common walkways and driveways situated upon the Land that are necessary or reasonably convenient for access to the Building, (iii) access to, and use of in common with other tenants of, loading and receiving areas and freight elevators, and electrical and telephone closets, all subject to Rules and Regulations then in effect and (iv) if the Premises at any time includes less than the entire rentable floor area of any floor, the common corridors, vestibules, elevator lobby, lavatories, and Sleight elevator vestibule located on such floor (collectively, the “Common Areas”). Tenant and its authorized contractors and cleaning personnel shall have 24 hour, seven day per week access to the Premises, freight loading area and disposal areas and freight elevators, all at no additional cost and subject to the provisions of this Lease and interruption for External Causes, casualty and condemnation. Without limiting the foregoing, Tenant shall have as appurtenant to the Premises, (A) the right to use a portion of the first floor to house Tenant’s acid neutralization system (which shall be operated and maintained by Tenant) and Tenant’s solvent storage needs, together with access thereto from the common hallway, (B) use of the central vacuum system and compressed air system (installed and maintained by Landlord) in common with other tenants entitled thereto, together with access to such systems, the cost of which shared systems shall be part of Operating Expenses (provided that, in the event that Tenant shall create one or more of its own independent system for vacuum and/or compressed air as part of its leasehold improvements, Tenant shall not be obligated to share in costs related to the shared systems as part of Tenant’s Operating Expenses Allocable to the Premises, and (C) the right to use Tenant’s Share of the Building’s solvent storage capacity of 480 gallons and access to the control areas therefor as more fully provided in Section 12.16 hereof. Tenant shall have 24-hour, seven (7) days per week access to the Premises, the space where Tenant’s acid neutralization system is located, the common central vacuum and compressed air systems, control areas for solvent storage, freight loading area and disposal areas and freight elevators, and the dumpster and/or compactor provided by Landlord in the refuse disposal area, all at no additional cost and subject to the rules and regulations set forth in Exhibit P and interruption for External Causes, casualty and condemnation.

(b) Subject to Section 4.1 with respect to installation requirements, Tenant shall have the right, at no additional rental cost, to install heating, ventilation and air conditioning equipment, generators, antennas, satellite dishes and other equipment on the roof of the Building in areas that in aggregate do not exceed Tenant’s proportionate share of roof area of the Building, in each case in locations designated by Landlord. Any such equipment installed by Tenant shall be for Tenant’s own use and shall be subject to (i) Landlord’s approval regarding location and installation specifications, and such requirements intended to any specifications arising from the roof warranty, including the requirement to use such contractor(s) as Landlord may specify for such work, such approval not to be unreasonably withheld, conditioned or delayed, and (ii) applicable City of Cambridge and other legal requirements. Tenant shall be responsible for all costs relating to the installation, maintenance and removal of such equipment installed by Tenant on the Building roof. In addition to the foregoing, Tenant shall have the right to the nonexclusive use of available space within the enclosed mechanical penthouse constructed on the roof on a proportionate share basis.

Section 2.3.    Landlord’s Reservations.

(a) The Landlord reserves the right from time to time, without unreasonable interference with the Tenant’s use to alter or modify the Common Areas, provided that (i) the Landlord gives the Tenant reasonable advance notice of the Landlord’s contemplated alterations or modifications where they are reasonably likely to impact Tenant’s use and enjoyment of the Premises, (ii) any such actions arc effected in a good and workmanlike manner, and (iii) such alterations or modifications do not materially reduce the size of the Premises, or permanently impair Tenant’s access to the Premises or its practical use and enjoyment thereof or of the Appurtenant Rights, and any such alterations or modifications of any common facilities are substantially equivalent to or better for Tenant’s use of the Premises consistent with this Lease.

(b) In addition to other rights reserved herein or by law, Landlord reserves the right from time to time; without unreasonable interruption of Tenant’s use and access to the Premises and with written notice to Tenant, except in emergencies: (i) to make additions to or reconstructions of the Building and to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, the pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises, the Building, or elsewhere in the Property, provided that the usable area of the Premises shall not be materially reduced and, to the extent practicable, such installations, replacements or relocations in the Premises shall be placed above ceiling surfaces, below floor surfaces, or to the outside of the interior face of perimeter walls; (ii) to name or change the name of the Building, and (iii) to grant easements and other rights with respect to the Property, provided same do not materially reduce the size of the Premises, or permanently impair Tenant’s access to the Premises or its practical use and enjoyment thereof or of the Appurtenant Rights .

Section 2.4.    Parking Passes.

From and after the Rent Commencement Date, the Landlord shall provide Parking Passes (as defined in Exhibit A and in the quantity specified in Exhibit A) for use by the Tenant’s employees in accordance with the provisions of this Section 2.4, and in the 55 Franklin Street garage as designated on Exhibit C-2. Landlord reserves the right to relocate some or all of Tenant’s parking spaces to the parking garage located at 80 Landsdowne (also within University Park). The Tenant agrees that it and all persons claiming by, through and under it, shall at all times abide by the rules and regulations with respect to the use of the parking facilities provided by the Landlord pursuant to this Lease. If there are any conflicts between the provisions of such rules and regulations and any provisions of this Lease, the provisions of this Lease shall govern. The Landlord acknowledges that it is the Landlord’s responsibility to assure Tenant that holders of Parking Passes who comply with the Rules and Regulations are able to park their motor vehicles in the designated parking facilities within the Park. The Tenant acknowledges that the parking facilities within the Park may be owned by an entity other than Landlord. The parking spaces relating to the Parking Passes shall be accessible twenty four (24) hours per day, seven (7) days per week. In no event are Parking Passes transferable other than to the holder, from time to time, of the tenant’s interest under this Lease or a subtenant that has been demised all or a portion of the Premises in conformity with the requirements of this Lease, and use of the Parking Pass is limited to use by employees, business invitees and visitors of either of the foregoing. The charge for each Parking Pass shall be equal to the Market Rate Parking Charge, established by the parking garage operator from time to time. “Market Rate Parking Charge” means the monthly parking rate for parking facilities charged from time to time by owners of parking facilities of comparable quality at mixed use office/research parks in the commercial markets that surround the MIT campus (East Cambridge/Kendall Square/Cambridgeport). The Market Rate Parking Charge shall constitute Additional Rent and shall be payable monthly to Landlord at the time and in the fashion in which Annual Fixed Rent under this Lease is payable. Without limiting Landlord’s other remedies under the Lease, if Tenant shall fail to pay the amounts due for such Parking Passes for more than thirty (30) days after notice of such failure, then Landlord may terminate Tenant’s rights to such Parking Passes immediately upon notice by Landlord.

Upon written request from time to time, and subject to availability (as determined by Landlord in its sole discretion), Tenant may obtain additional Parking Passes on a month-to- month basis (i.e. terminable by either party on 30 days’ prior written notice), which additional Parking Passes shall be provided to Tenant on all of the terms and conditions of this Article 2 except as expressly set forth in this sentence.

At any time during the Term Landlord shall have the right to assign Landlord’s obligations to provide parking, as herein set forth, together with Landlord’s right to receive Additional Rent for such parking spaces as herein provided, to a separate entity created for the purpose of providing the parking privileges set forth herein. In such event, Landlord and Tenant agree to execute and deliver appropriate documentation, including documentation with the new entity, reasonably necessary to provide for the new entity to assume Landlord’s obligations to provide the parking privileges to Tenant as specified herein and for the Tenant to pay the Additional Rent attributable to the parking privileges directly to the new entity. Landlord shall, however, remain primarily liable for the provision of Tenant’s parking privileges.

Section 2.5.    Term Commencement Date and Rent Commencement Date.

The “Term Commencement Date” shall be the day on which Landlord delivers the Premises to Tenant in broom-clean shell condition, with all demolition and removal associated with existing leasehold improvements complete, and with the Premises in a condition to allow Tenant to commence the Tenant Work (“Tenant Construction Readiness”). Landlord represents and covenants with Tenant that the Premises shall be in compliance with all applicable environmental laws and free of Hazardous Materials (as defined in Section 5.4 hereof) at the time of delivery to Tenant, and agrees to provide Tenant with a copy of the decommissioning report in its possession regarding the condition of the Premises as it existed prior to Landlord’s demolition work and removal of previous leasehold improvements therein. The Landlord shall give written notice to Tenant as to the Term Commencement Date no less than seven (7) days prior to such Term Commencement Date, and the Landlord shall cause the Term Commencement Date to be no earlier than the day on which this Lease is fully executed, and no later than March 1, 2018. “Rent Commencement Date” shall be the earlier to occur of (i) Tenant’s occupancy of any portion of the Premises for business purposes, or (ii) seven (7) months after the Term Commencement Date (the “Scheduled Rent Commencement Date”). Notwithstanding the foregoing, upon the following terms and conditions, but not otherwise, if (i) the Landlord is delayed in achieving (a) Tenant Construction Readiness beyond the Tenant Construction Readiness Date, or (b) Substantial Completion of the Landlord’s Work beyond the Landlord’s Work Target Date, or (ii) the Tenant is delayed in Tenant’s Construction Work by a

Landlord Delay, and (iii) any such delay is not due to Tenant Delay, then the Rent Commencement Date shall be postponed by the number of days that Tenant Construction Readiness and/or Substantial Completion of the Landlord’s Work is so delayed. Without limitation of the foregoing, there shall be no postponement of the Scheduled Rent Commencement Date to the extent that the Tenant Construction Readiness Date, the Substantial Completion of the Landlord’s Work or Tenant’s Construction Work is delayed on account of Tenant Delay.

The Term Commencement Date, the Rent Commencement Date, and the Term shall be as set forth on Exhibit A.

Section 2.6.    Extension Option.

Provided that there has been no Event of Default which is uncured and continuing on the part of the Tenant on the date of exercise, and the Tenant or any entity which succeeds to Tenant’s rights hereunder pursuant to a Permitted Transfer is, as of the date of exercise and as of the commencement date of each Extension Term, actually occupying at least sixty percent (60%) of the Premises for its business purposes, the Tenant shall have the right to extend the Term hereof for one (1) additional period of five (5) years on the following terms and conditions (the “Extension Option):

(a) The Tenant shall have the right to extend the Term hereof for one (1) period of five (5) years (the “Extension Term”) on the terms and conditions set forth in this Section 2.6(a) and (b). Such right to extend the Term shall be exercised by the giving of notice by Tenant to Landlord at least twelve (12) months prior to the expiration of the Initial Term (the “Extension Notice Deadline Date”). Upon the giving of such notice on or before the Extension Notice Deadline Date, this Lease and the Term hereof shall be extended for an additional term of five (5) years, without the necessity for the execution of any additional documents except a document memorializing the Annual Fixed Rent for the Extension Term to be determined as set forth below. Time shall be of the essence with respect to the Tenant’s giving notice to extend the Term on or before the Extension Notice Deadline Date.

(b) The Extension Term shall be upon all the terms, conditions and provisions of this Lease except the Annual Fixed Rent during first Lease Year of the Extension Term shall be the Extension Fair Rental Value of the Premises as determined under Section 2.6(c) below (the “Then Applicable Annual Fixed Rental Rate”). If the Tenant makes a written request to the Landlord for a proposal for the Extension Fair Rental Value for the Extension Term, the Landlord shall make such a written proposal to the Tenant within thirty (30) days after receipt of he Tenant’s request therefor, but in no event shall the Landlord be required to deliver such a proposal sooner than fourteen (14) months prior to the date as of which such proposal is to become effective. Alternatively, the Landlord may, at its election, propose an Extension Fair Rental Value to the Tenant without any request having been made, but the making of such proposal shall not affect Tenant’s rights under Section 2.6(a) or accelerate the time in which Tenant may exercise the Extension Option. The determination of the Extension Fair Rental Value shall include a determination as to whether an Annual Fixed Rent Escalator Factor should be applicable to the Extension Term, and, if so, the amount thereof.

(c) For purposes of the Extension Term described in this Section 2.6, the “Extension Fair Rental Value” of the Premises shall mean the then current fair market annual rent for leases of other comparable laboratory and office space that is in condition similar to the then “as-is” condition of the Premises, and located in the commercial markets that surround the MIT campus (East Cambridge, Kendall Square, Cambridgeport), taking into account the economic terms and conditions specified in this Lease that will be applicable thereto, including the savings, if any, due to the absence or reduction of brokerage commissions. The Landlord and the Tenant shall endeavor to agree upon the Extension Fair Rental Value of the Premises within thirty (30) days after the Tenant has exercised its option for the Extension Term. If the Extension Fair Rental Value of the Premises is not agreed upon by the Landlord and the Tenant within this time frame, each of the Landlord and the Tenant shall retain a real estate professional with at least ten (10) years continuous experience in the business of appraising or marketing similar commercial real estate in the Cambridge, Massachusetts area who shall, within thirty (30) days of his or her selection, prepare a written report summarizing his or her conclusion as to the Extension Fair Rental Value based upon the criteria set forth above. The Landlord and the Tenant shall simultaneously exchange such reports; provided, however, if either party has not obtained such a report as of the last day of said thirty (30) day period then the determination set forth in the other party’s report shall be final and binding upon the parties. If both parties receive reports within such time and the lower determination is within ten percent (10%) of the higher determination, then the average of these determinations shall be deemed to be the Extension Fair Rental Value for the Premises. If these determinations differ by more than ten percent (10%), then the Landlord and the Tenant shall mutually select a person with the qualifications stated above (the “Final Professional”) to resolve the dispute as to the Extension Fair Rental Value for the Premises. If the Landlord and the Tenant cannot agree upon the designation of the Final Professional within fifteen (15) days of the exchange of the first valuation reports, either party may apply to the American Arbitration Association, the Greater Boston Real Estate Board, or any successor thereto, for the designation of a Final Professional. Within ten (10) days of the selection of the Final Professional, the Landlord and the Tenant shall each submit to the Final Professional a copy of their respective real estate professional’s determination of the Extension Fair Rental Value for the Premises. The Final Professional shall not perform his or her own valuation, but rather shall, within thirty (30) days after such submissions, select the submission which is closest to the determination of the Extension Fair Rental Value for the Premises which the Final Professional would have made acting alone. The Final Professional shall give notice of his or her selection to the Landlord and the Tenant and such decision shall be final and binding upon the Landlord and the Tenant. Each party shall pay the fees and expenses of its real estate professional and counsel, if any, in connection with any proceeding under this paragraph, and one-half of the fees and expenses of the Final Professional. In the event that the commencement of the Extension Term occurs prior to a final determination of the Extension Fair Rental Value therefor (the “Extension Rent Determination Date”), then until the Extension Rent Determination Date the Tenant shall pay the Annual Fixed Rent at the greater of (i) the rate specified by the Landlord in its proposed Extension Fair Rental Value or (ii) the Annual Fixed Rent in effect immediately prior to the commencement of the Extension Term. If the Extension Fair Rental Value is determined to be greater than the Annual Fixed Rent paid with respect to the Premises for any portion of the Extension Term occurring prior to the Extension Rent Determination Date, then the Tenant shall pay to the Landlord the amount of such underpayment together with the next installment of Annual Fixed Rent thereafter coming due, and if the Annual Fixed Rent for the Extension Term is determined to be less than the Annual Fixed Rent paid with respect to the Premises prior to the Extension Rent Determination Date, then the Landlord shall credit the amount of such overpayment against the monthly installments of Annual Fixed Rent thereafter coming due.

ARTICLE 3

RENT AND OTHER PAYMENTS

Section 3.1.    Annual Fixed Rent.

The Annual Fixed Rent applicable to the Premises during the Term shall be as set forth on Exhibit A. On the Rent Commencement Date and on the first day of each month thereafter, the Tenant shall pay, without notice or demand, monthly installments of one twelfth (1/12) of the Annual Fixed Rent in effect in advance for each full calendar month of the Term following the Rent Commencement Date and a corresponding fraction of said one twelfth (1/12) for any fraction of a calendar month in which the Rent Commencement Date occurs. On the day that is the first anniversary of the Rent Commencement Date, and on each anniversary of that date thereafter, Annual Fixed Rent for the Premises shall increase to an amount equal to one hundred three percent (103%) of the Annual Fixed Rent immediately preceding such anniversary.

Section 3.2.    Real Estate Taxes.

From and after the Rent Commencement Date, during the Term, the Tenant shall pay to the Landlord, as Additional Rent, the Tenant’s Tax Expenses Allocable to the Premises (as such term is hereinafter defined) in accordance with this Section 3.2. The terms used in this Section 3.2 are defined as follows:

(a) “Tax Fiscal Year” means the 12 month period beginning on July 1 of each year or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.

(b) “The Tenant’s Tax Expense Allocable to the Premises” means (i) that portion of the Landlord’s Tax Expenses for an Operating Fiscal Year (as defined below) which bears the same proportion thereto as the rentable floor area of the Premises (from time to time) bears to the rentable floor area of the Building and (ii) in the event that the Premises are improved to a standard which is materially higher than other portions of the Property and the taxing authority has calculated the Building valuation on such basis, such portion of the Real Estate Taxes on the Property with respect to any Operating Fiscal Year as is appropriate so that the Tenant bears the portion of the Real Estate Taxes which are properly allocable to the ‘remises, as reasonably determined by Landlord based on information with respect to the assessment process made available by the assessing authorities. Landlord’s determination of such allocation shall take into account the rate of appreciation, if any, of real property in the City of Cambridge from the date of the prior assessment to the date of the new assessment, and the portion of any increased assessment on the Property which is allocable to any such general increase in the value of the real property in the City of Cambridge shall not be allocated disproportionately to Tenant.

(c) “The Landlord’s Tax Expenses” with respect to any Tax Fiscal Year means the aggregate Real Estate Taxes with respect to that Tax Fiscal Year, reduced by any abatement receipts with respect to that Tax Fiscal Year.

(d) “Real Estate Taxes” means (i) all real property taxes, special assessments and similar charges of every kind and nature assessed by any governmental authority on the Property, but excluding any income taxes payable by Landlord as a result of payments made to Landlord by Tenant or any other tenant at the Property; (ii) reasonable expenses incurred in connection with negotiating with the city assessor’s office, in advance of the establishment of the assessed valuation of the Property, to establish a fair and reasonable assessment therefor; and (iii) reasonable expenses incurred in connection with any proceedings for abatement of such taxes or special assessments. Any special assessments to be included within the definition of “Real Estate Taxes” shall be limited to the amount of the installment (plus any interest thereon) of such special tax or special assessment (which shall be payable over the longest period permitted by law as reasonably determined by Landlord) required to be paid during the Operating Fiscal Year in respect of which such taxes are being determined. Without limiting the foregoing, Real Estate Taxes include any payments in lieu of taxes. There shall be excluded from such taxes all income, estate, succession, inheritance, excess profit, franchise and transfer taxes, and delinquency interest or penalties; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property; there shall be assessed on the Landlord a capital levy or other tax on the gross rents received with respect to the Property, or a federal, state, county, municipal or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so based, shall be deemed to be included within the term “Real Estate Taxes,” based on the Property being the Landlord’s only property.

Payments by the Tenant on account of the Tenant’s Tax Expense Allocable to the Premises shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent and shall be in an amount of the greater of (i) one twelfth (1/12) of the Tenant’s Tax Expense Allocable to the Premises for the current Operating Fiscal Year as reasonably estimated by the Landlord, or (ii) an amount reasonably estimated by any holder of a first mortgage or similar lien on the Property, to be sufficient, if paid monthly, to pay the Tenant’s Tax Expense Allocable to the Premises on the dates due to the taxing authority.

Not later than one hundred twenty (120) days after the end of each Operating Fiscal Year or fraction thereof at the end of during the Term, the Landlord shall render the Tenant a statement in reasonable detail showing for the preceding Tax Fiscal Year of the Term or fraction thereof, as the case may be, real estate taxes on the Property, and any abatements or refunds of such taxes, together with a copy of the tax bill or bills for the Tax Fiscal Year in question. Reasonable expenses incurred in obtaining any tax abatement or refund not previously charged may be charged against such tax abatement or refund before the adjustments are made for the Tax Fiscal Year. If at the time such statement is rendered it is determined with respect to any Operating Fiscal Year, that the Tenant has paid (i) less than the Tenant’s Tax Expense Allocable to the Premises or (ii) more than the Tenant’s Tax Expense Allocable to the Premises, then, in the case of (i) the Tenant shall pay to the Landlord, as Additional Rent, within thirty (30) days of such statement the amount of such underpayment and, in the case of (ii) the Landlord shall credit the amount of such overpayment against the monthly installments of the Tenant’s Tax Expense Allocable to the Premises next thereafter coming due (or refund such overpayment within thirty (30) days if the Term has expired to the extent that such overpayment exceeds any amount then due from the Tenant to the Landlord). To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Fiscal Year, the statement to be furnished by the Landlord shall be rendered and payments made on account of such installments. If the Rent Commencement Date occurs on other than the first day of an Operating Fiscal Year, or if the Termination Date occurs on other than the last day of an Operating Fiscal Year, then the amount of Tenant’s Tax Expense Allocable to the Premises payable by the Tenant with respect to such Operating Fiscal Year(s) shall be prorated based upon the ratio of the length of the time period during such Operating Fiscal Year(s) in respect of which the Tenant has an obligation to pay Tenant’s Tax Expense Allocable to the Premises to the length of such Operating Fiscal Year(s).

Section 3.3.    Operating Expenses.

From and after the Rent Commencement Date, during the Term, the Tenant shall pay to the Landlord, as Additional Rent, the Tenant’s Operating Expenses Allocable to the Premises, in accordance with this Section 3.3 including, without limitation, the conditions and limitations set forth in clauses (a) through (1) below, with respect to each twelve (12) month period beginning January 1 each year or such other fiscal period of twelve (12) consecutive months hereinafter adopted by the Landlord for lease administration purposes (“Operating Fiscal Year”). Subject to the provisions of this Section 3.3, “The Tenant’s Operating Expenses Allocable to the Premises” means that portion of the Operating Expenses for the Property which bears the same proportion thereto as the rentable floor area of the Premises bears to the rentable floor area of the Building. The term “Operating Expenses for the Property” means the Landlord’s actual cost of managing, operating, cleaning, maintaining and repairing the Property, including the roads, driveways and walkways providing access to the Building, and shall include without limitation, the cost of fulfilling the maintenance and repair obligations required to be performed by Landlord under Section 5.1 and, subject in each case to the exclusions set forth below, the cost of services performed by Landlord and specified on Exhibit E; premiums for insurance carried pursuant to Section 7.4; the amount of any deductible associated with an insurance claim of the Landlord; compensation (including, without limitation, fringe benefits, worker’s compensation insurance premiums and payroll taxes) paid to, for or with respect to all persons engaged in the managing, operating, maintaining or cleaning the Property; legal, auditing, consulting, and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Building; interior landscaping and maintenance; steam, water, sewer, gas, oil, electricity, telephone and other utility charges (excluding any such utility charges either separately metered or separately chargeable to the Tenant pursuant to Section 3.4 or any other provision of this lease; cost of providing HVAC services; cost of building and cleaning supplies; the costs of routine environmental and energy efficiency management programs operated by Landlord; market rental costs (or alternatively the Amortization Charge Off (as hereinafter defined) so long as the expenses which are the subject of such Amortization Charge Off would have been permitted Operating Expenses had the item in question been purchased) with respect to equipment used in managing, operating, cleaning, maintaining or repairing the Property; cost of cleaning; cost of maintenance and non-capital repairs and replacements; cost of snow removal;

cost of landscape maintenance; cost of security services; payments under service contracts with independent contractors; management fees at reasonable rates consistent with comparable multi-tenant buildings, as applicable, in the submarket within which the Premises is located with the type of occupancy and services rendered; the cost of any capital repairs, replacements or improvements which (i) are required by any law or regulation enacted or promulgated after the date of this Lease, (ii) reduce Operating Expenses but only to the extent such Operating Expenses are actually reduced, or (iii) improve the management and operation of the Property or the Common Areas in a manner reasonably acceptable and consented to by Tenant (all such capital costs to be amortized on a straight line basis in accordance with generally accepted accounting principles over the useful like of such item, together with interest on the unamortized balance at such rate as may have been paid by the Landlord on funds borrowed for the purpose of making such capital repairs, replacements or improvements (or if the Landlord did not borrow such funds, then at the base lending rate announced by a major commercial bank designated by the Landlord), with only the annual amortization amount (“Amortization Charge Off’) being included in Operating Expenses with respect to any Operating Fiscal Year); charges equitably and reasonably allocated to the Building for the operating, cleaning, maintaining, securing and repairing of the Common Areas excluding the initial capital improvement costs associated with initially establishing the Common Areas; costs incurred by Landlord in connection with any employee transportation assistance consisting of shuttle service between the Park and public transportation; and all other reasonable and necessary (in the Landlord’s reasonable judgment) expenses paid in connection with the operation, cleaning, maintenance and repair of the Property and Common Areas.

If less than ninety-five percent (95%) of the total rentable floor area of the Building is occupied at any time during the term of this Lease, Landlord may extrapolate components of Operating Expenses that vary with occupancy as though ninety-five percent (95%) of the total rentable floor area of the Building had been occupied at all times during such period, but only if such expenses are actually expended. Additionally, Tenant shall not be charged for amounts allocable to vacant space.

Operating Expenses for the Property shall not include the following:

(a) any cost or expense to the extent to which Landlord is paid or reimbursed, or which is reimbursable to the Landlord, from a third party (other than as a payment for Operating Expenses), insurance, warranties, service contracts, condemnation proceeds or similar k Sources;

(b) salaries and bonuses of officers or executives of Landlord or administrative employees above the grade of the Building general manager, and if personnel below such grades are shared with other buildings or have other duties not related to the Building, only the allocable portion of such person or persons salary shall be included in Operating Expenses;

(c) interest on debt or principal amortization payments or any other payments on any mortgage or any payments under any ground lease;

(d) any fees, costs, and commissions incurred in procuring or attempting to procure other tenants including, but not necessarily limited to brokerage commissions, finders’ fees, attorneys’ fees and expenses, entertainment costs and travel expenses;

(e) any cost included in Operating Expenses representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid on an arms’ length basis in the absence of such relationship (provided that nothing herein shall be construed as requiring that the cost in question equal the lowest possible cost; only that the cost not be inflated solely due to the absence of an arms’ length relationship);

(f) depreciation of the Building or any part thereof;

(g) any costs incurred for services or maintenance attributable to portions of the Building or Park which Tenant does not have the right to use;

(h) any costs attributable to the parking garages within University Park;

(i) capital expenditures other than those expressly permitted above;

(j) franchise, gross receipts, unincorporated business, inheritance, foreign ownership or control or income taxes imposed upon Landlord;

(k) costs incurred in connection with the sale of the Building or interests therein;

(l) the cost of electric current and other utilities furnished to any rentable areas of the Building occupied by any other tenant or by Landlord or any affiliate of Landlord;

(m) costs to comply with laws in effect as of the date hereof;

(n) costs incurred to remedy structural and non-structural defects in the original construction of the Building; and

(o) expenses for repairs or maintenance for which Landlord is reimbursed or pursuant to insurance, warranties, service contracts or otherwise.

Payments by the Tenant for its share of the Tenant’s Operating Expenses Allocable to the Premises shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to the Landlord shall be an amount from time to time reasonably estimated by the Landlord to be sufficient to aggregate a sum equal to the Tenant’s share of the Tenant’s Operating Expenses Allocable to the Premises for each Operating Fiscal Year.

Not later than one hundred twenty (120) days after the end of each Operating Fiscal Year or fraction thereof during the Term or fraction thereof at the end of the Term, the Landlord shall render the Tenant a statement in reasonable detail and according to usual accounting practices certified by an officer of the Landlord, showing for the preceding Operating Fiscal Year or fraction thereof, as the case may be, the Operating Expenses for the Property and Tenant’s Operating Expenses Allocable to the Premises. Said statement to be rendered to the Tenant also shall show for the preceding Operating Fiscal Year or fraction thereof, as the case may be, the amounts of Operating Expenses already paid by the Tenant. If at the time such statement is rendered it is determined with respect to any Operating Fiscal Year, that the Tenant has paid (i) less than the entirety of the Tenant’s Operating Expenses Allocable to the Premises or (ii) more than the Tenant’s Operating Expenses Allocable to the Premises, then, in the case of (i) the Tenant shall pay to the Landlord, as Additional Rent, within thirty (30) days of such statement the amounts of such underpayment and, in the case of (ii) the Landlord shall credit the amount of such overpayment against the monthly installments of the Tenant’s Operating Expenses Allocable to the Premises next thereafter coming due (or refund such overpayment within thirty (30) days if the Term has expired to the extent that such overpayment exceeds any amount then due from the Tenant to the Landlord). If the Rent Commencement Date occurs on other than the first day of an Operating Fiscal Year, or if the Termination Date occurs on other than the last day of an Operating Fiscal Year, then the amount of Tenant’s Operating Expenses Allocable td the Premises payable by the Tenant with respect to such Operating Fiscal Year(s) shall be prorated based upon the ratio of the length of the time period during such Operating Fiscal Year(s) in respect of which the Tenant has an obligation to pay Tenant’s Operating Expenses Allocable to the Premises to the length of such Operating Fiscal Year.

The Tenant may examine or audit the accounts and original bills for Operating Expenses upon ten (10) days’ prior written notice to the Landlord, but no more often than one (1) time in any Operating Fiscal Year or Fiscal Year, as applicable. The Landlord agrees that it will make available to the Tenant in the Landlord’s office in University Park, during regular business hours, such information as the Landlord has available at such office. In similar manner, the Tenant may examine such further records as Landlord may have, but such matters will be conducted where the Landlord customarily keeps such records, which may be at the headquarters of the Landlord’s parent company in Cleveland, Ohio. In the event of any such audit by Tenant, Tenant shall retain a third party professional accounting firm who or which shall not be compensated on a contingency fee basis. The Tenant shall bear the cost of any such audit, unless the same discloses a discrepancy in excess of four percent (4%) of the Tenant’s Operating Expenses for the Fiscal Year in question.% which event the Landlord shall reimburse the Tenant for such costs reasonably incurred. For any given Fiscal Year of the Landlord, the Tenant must make any such audit within twelve (12) months after the Tenant’s receipt of itemized statements (and any supporting documentation requested by the Tenant) referred to in the preceding paragraph. The Tenant must further make any claim for revision of Operating Expenses for such Fiscal Year by written notice to the Landlord within said twelve (12) month period. The Tenant shall have the right to deduct from future installments of Operating Expenses any overpayments for Operating Expenses made by Tenant which are disclosed by an audit conducted pursuant to this Section 3.3.

Section 3.4.    Utility Charges.

From and after the Rent Commencement Date, the Tenant shall pay directly to the provider of the service, all charges for steam, gas, electricity, fuel, water, sewer and other services and utilities furnished to the Premises and separately metered. Tenant shall purchase electricity from the utility service providing electricity to the Building from time to time.

Landlord shall have the right at any time and from time to time to change the electricity provider to the Building. If at any time during the Term, any utility service to the Premises is not separately metered and paid directly to the service provider by Tenant, Tenant’s usage and billing shall depend upon Landlord’s reading of the check meters (or, if not check metered, upon the reasonable estimate of Tenant’s usage as determined by Landlord’s engineer, provided that Tenant shall have the right to install check meter(s) at its sole cost and expense) for such service and the results and readings of such check meter(s) whether installed by Tenant or Landlord shall be dispositive for purposes of measuring such usage and billing, or if Tenant’s usage is otherwise non-determinable, then such usage and billing will be based on the proportion of Tenant’s rentable square footage compared to other tenants having use of the same utility service. Unless separately metered and paid directly by Tenant, Additional Rent for utilities in the Premises may be estimated monthly by Landlord, based upon the estimate set forth in the preceding sentence, and shall be paid monthly by Tenant as billed with a final accounting based upon actual bills following the conclusion of each Operating Fiscal Year.

Section 3.5.    Above Standard Services.

If the Tenant requests and the Landlord elects to provide any services to the Tenant in addition to those described in Exhibit E. the Tenant shall pay to the Landlord, as Additional Rent, the amount billed by Landlord for such services at Landlord’s standard rates as from time to time in effect. The cost of such services shall not be deemed to be Operating Expenses for the Property as described in Section 3.3. If the Tenant has requested that such services be provided on a regular basis, the Tenant shall, if requested by the Landlord, pay for such services at their actual cost to Landlord, including, without limitation, a reasonable overhead component, at the time and in the fashion in which Annual Fixed Rent under this Lease is payable. Otherwise, the Tenant shall pay for such additional services within thirty (30) days after receipt of an invoice from the Landlord.

Section 3.6.    No Offsets.

Annual Fixed Rent and Additional Rent shall be paid by the Tenant without offset, abatement or deduction except as provided herein. Without limiting the foregoing, Tenant’s obligation to pay rent shall be absolute, unconditional, and independent and shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant’s use, or, except as provided in Article 8, any casualty or taking, or any failure by Landlord to perform or other occurrence; except as expressly set forth in this Lease, Tenant waives all rights now or hereafter existing to terminate, quit or surrender this Lease or the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover rent. Nothing in this Section 3.6 shall be deemed to prohibit Tenant from bringing a claim for injunctive relief against Landlord or seeking monetary damages in a separate proceeding against Landlord.

ARTICLE 4

ALTERATIONS

Section 4.1.    Consent Required for Tenant’s Alterations.

The Tenant shall not make alterations or additions to the Premises except in accordance with complete, coordinated construction plans and specifications therefor first approved by the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (and Landlord agrees in any event to grant its approval or provide written notice of its reason for withholding approval within ten (10) business days of the date of Tenant’s request for approval). There will be no charge for Landlord’s review of Tenant’s plans, specifications and construction, except for Landlord’s reasonable, third party, out-of-pocket expenses. Notwithstanding the foregoing, the Tenant may, from time to time without the Landlord’s prior consent and at the Tenant’s own expense, make interior non-structural alterations and changes in and to the Premises, provided that such alterations or changes (i) do not diminish the value of the Building, (ii) do not exceed the applicable floor loading capacity of the Building; (iii) do not affect existing mechanical or electrical, plumbing, HVAC or other systems in the Building, and/or (iv) do not affect the exterior appearance of the Building (including without limitation by changing glass or making changes to the Premises that are visible from the exterior of the Building), provided that any proposed alterations and changes costing Fifty Thousand Dollars ($50,000.00) or more, and any proposed alterations and changes that do not fulfill the conditions of any of clauses (i) through (iv) above, shall require Landlord’s prior approval as aforesaid, and further provided, that any proposed alteration that meets the conditions of clauses (i) through (iv) above but is a purely cosmetic alteration (such as painting and installation of carpeting) shall not require Landlord’s approval nor shall Tenant be required to submit plans and specifications therefor to Landlord. Whether or not the Tenant’s changes and/or alterations require the Landlord’s consent pursuant to this paragraph, the Tenant shall, in each instance, give reasonable prior notice to the Landlord of the presence of Tenant’s contractors in the Building and (except for cosmetic alterations) any alterations and changes in and to the Premises which the Tenant intends to undertake, together with a reasonable description of the proposed work and such plans and specifications as the Tenant has therefor. The Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which (i) would adversely affect any structural or exterior element of the Building, (ii) would affect the exterior appearance of the Building in a manner which is not acceptable to the Landlord, in its sole discretion, or (iii) would adversely affect existing mechanical or electrical, plumbing, HVAC or other systems in the Building, in each case, with respect to clauses (i)-(iii), as reasonably determined by the Landlord in its sole discretion. The Landlord shall not be deemed unreasonable in delaying the approval of any alterations or additions to the extent that Landlord reasonably requires consultation with third party architects or engineers to review the plans for such work. In any notice withholding approval the Landlord shall specify, in reasonable detail, the nature of the Landlord’s objection. Neither the Landlord’s failure to object to any proposed alterations or additions, nor the Landlord’s approval of any plans and specifications furnished by Tenant to Landlord, shall be construed as superseding in any respect, or as a waiver of Landlord’s right to enforce, the Tenant’s obligation to fulfill all of the terms and conditions of this Lease applicable to any work contemplated thereby. All alterations and additions to the Premises shall be designed in reasonable accordance with the Building design standards promulgated by Landlord from time to time.

Notwithstanding anything to the contrary contained in this Section 4.1, if any of the Tenant’s proposed alterations and/or additions affect the roof of the Building, the following additional conditions shall apply:

(a) Such alterations and changes will not in any way interfere with the proper functioning of, and Landlord’s access to, equipment located on the roof of the Building or exceed roof loading requirements; and

(b) Adequate measures are taken to reduce the visibility and noise of mechanical equipment, antennae and dishes consistent with the appearance and design scheme required by the Rules and Regulations and any applicable laws, ordinances or regulations of the City of Cambridge.

Promptly following the performance of any alterations or additions to the Premises (except cosmetic alterations as aforesaid), the Tenant shall furnish Landlord an “as built” set of plans and specifications for the Premises and a report evidencing the completion of air balancing (to the extent such alterations or additions affected air balancing), in a format reasonably requested by the Landlord.

Section 4.2.    Ownership of Alterations and Initial Leasehold Improvements.

All alterations and additions and the Initial Leasehold Improvements shall be part of the Building and owned by the Landlord; provided, however, that the Landlord may require the Tenant to remove certain specialized alterations and additions and Initial Leasehold Improvements at the expiration, or the early termination of this Lease, should the identified alterations or Leasehold Improvements in Landlord’s reasonable judgment (i) adversely affect the general utility of the Building for use by prospective future tenants thereof, and/or (ii) will require unusual expense to readapt the Premises to normal use as laboratory space. Landlord shall specify such items at the time of its approval of their installation. Except as herein provided, all movable equipment, trade fixtures and furnishings not attached to the Premises shall remain the personal property of the Tenant and shall be removed by the Tenant upon expiration or earlier termination of this Lease. Notwithstanding the foregoing, any and all improvements, specifically including modular casework, lab benches, hoods and equipment, funded by the Leasehold Improvements Allowance shall be part of the Building and owned by the Landlord.

Any alterations and additions, if required to be removed upon the termination or expiration of this Lease as hereinabove provided, shall be removed by the Tenant with reasonable care and diligence, including the capping off of all utility connections behind the adjacent interior finish, and the restoration of such interior finish to the extent necessary so that the Premises are left with complete wall, ceiling and floor finishes.

Section 4.3.    Construction Requirements for Alterations.

All construction work performed by or on behalf of the Tenant (“Tenant’s Work”) shall be done in a good and workmanlike manner employing only first class materials and in compliance with the Rules and Regulations (as defined in Section 6.3) that apply to construction, and with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. The Landlord or Landlord’s authorized agent may (but without any implied obligation to do so) inspect the work of the Tenant at reasonable times and shall give notice of observed defects. Tenant’s Work and the installation of furnishings shall always be coordinated in such manner as to maintain harmonious labor relations on the Property and not to damage the Building or interfere with Building construction or operation. Tenant’s Work shall be performed by contractors or workmen first approved by the Landlord, which approval the Landlord agrees not to unreasonably withhold, condition or delay. The Tenant, before starting any work, shall receive and comply with the Construction Rules and Regulations attached hereto as Exhibit G and shall (i) cause the Tenant’s contractors to comply therewith; (ii) obtain “builder’s risk” coverage (in an amount that is reasonable given the quality and quantity of the work to be undertaken) to enhance the insurance coverage otherwise required to be carried by the Tenant hereunder; (iii) secure all licenses and permits necessary for such work; (iv) deliver to the Landlord a statement of the names of its general contractor (or construction manager) and subcontractors who are to perform electrical or plumbing work or are otherwise to perform work that will affect the structure or base building systems of the Building, and the estimated cost to design and construct any Tenant’s Work; (v) provide security satisfactory to the Landlord in its reasonable discretion and consistent with the security requirements for comparable work in comparable buildings in the Cambridge market protecting the Landlord against liens arising out of the furnishing of such labor and material; and (vi) cause each contractor to carry worker’s compensation insurance in statutory amounts covering all the contractors’ and subcontractors’ employees and commercial general liability insurance on an occurrence basis with limits of $1,000,000 (individual) and $5,000,000 (occurrence) covering personal injury and death and property damage (all such insurance to be written in companies approved reasonably by the Landlord and insuring the Landlord, such individuals and entities affiliated with the Landlord as the Landlord may designate, any ground lessor or mortgagee that the Landlord may designate, and the Tenant as well as the contractors and to contain a requirement for at least thirty (30) days’ notice to the Landlord prior to cancellation, nonrenewal or material change), and deliver to the Landlord certificates of all such insurance prior to the commencement of the applicable Tenant’s Work. Tenant shall reimburse the Landlord within 30 days after invoice for any reasonable third-party expenses incurred by the Landlord in connection with any request by the Tenant for consent to any alterations or additions pursuant to this Article 4.

Section 4.4.    Payment for Tenant Alterations.

Except as set forth in the Work Letter, the Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by the Tenant, its agents, employees or independent contractors, and not to cause or permit any liens or notice of intent to file a lien for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property and promptly to discharge (or bond over in a manner satisfactory to Landlord in its sole discretion) any such liens which may so attach. If any such lien or notice of intent to file a lien shall be filed against the Premises or the Property and the Tenant shall fail to cause such lien or notice to be discharged within fifteen (15) days after receipt by the Tenant of notice of the filing thereof, the Landlord may cause such lien or notice to be discharged by payment or otherwise without investigation as to the validity thereof or as to any offsets or defenses which the Tenant may have with respect to the amount claimed. The Tenant shall reimburse the Landlord, as additional rent, for any cost so incurred and shall indemnify and hold harmless the Landlord from and against any and all claims, costs, damages, liabilities and expenses (including reasonable attorneys’ fees) which may be incurred or suffered by the Landlord by reason of any such lien or its discharge.

Section 4.5.    Initial Leasehold Improvements.

Tenant shall have the right to perform certain initial work to the Premises prior to occupancy (the “Initial Leasehold Improvements”). The construction of the Initial Leasehold Improvements shall be done in accordance with the terms of this Section 4 and the work letter attached hereto as Exhibit E-l (the “Work Letter”). Additionally, and subject to the terms set forth herein and in the Work Letter, Tenant may hire its own architect and engineer for the construction of the Initial Leasehold Improvements, subject to the approval of the Landlord, which shall not be unreasonably withheld, conditioned or delayed. There shall be no construction oversight fee paid to Landlord. However, Landlord shall be reimbursed for any third party out of pocket costs incurred by Landlord in the review and approval of Tenant’s plans, specifications, improvements and construction. Tenant agrees to use The Richmond Group or other general contractor reasonably approved by Landlord (the “Contractor”) as its general contractor for the Initial Leasehold Improvements. As construction of portions of the Landlord’s Work and the Initial Leasehold Improvements will be ongoing simultaneously, both Landlord and Tenant agree to use good faith efforts to cooperate with each other to ensure the various construction activities occur without unreasonable conflict.

ARTICLE 5

RESPONSIBILITY FOR CONDITION OF BUILDING AND PREMISES

Section 5.1.    Maintenance of Building and Common Areas by Landlord.

Except as otherwise provided in Article 8, the Landlord shall make such repairs to the foundation, roof, exterior walls (including exterior glass), floor slabs, elevators, base building mechanical, plumbing, HVAC and electrical and life safety systems (to the extent serving more than one tenant), and any other base structural elements of the Building as may be necessary to keep them in good order, condition and repair, and make such repairs to the mechanical systems and equipment serving the Building, except for any mechanical, plumbing and electrical systems and equipment that serve the Premises exclusively (“Tenant’s Dedicated Mechanical Systems and Equipment”), and other Common Areas as are necessary to keep them in good order, condition and repair. The Landlord shall further perform the services designated as Landlord’s Services on Exhibit E. Landlord shall also provide a dumpster and/or compactor at the loading area of the Building for use by Tenant in common with other tenants for the disposal of non- hazardous and non-controlled substances. Costs and expenses incurred by the Landlord under this Section 5.1 shall be included in Operating Expenses of the Property as permitted under

Section 3.3. Subject to Section 7.5, the Tenant shall be responsible for 100% of the cost of any repair to the Premises, the Building, or the Land caused by the negligence or misconduct of the Tenant, or any agent, employee or contractor of the Tenant.

Section 5.2.    Maintenance of Premises by Tenant.

The Tenant shall keep and maintain in good order, condition and repair the Premises and every part thereof and all of Tenant’s Dedicated Mechanical Systems and Equipment, ordinary wear and tear and use and damage by fire or other casualty excepted (provided that subject to Section 7.5, the Landlord shall be responsible for damage caused by the fault or neglect of the Landlord, or the Landlord’s agents, employees or contractors), excluding those repairs for which the Landlord is responsible pursuant to this Lease. The Tenant shall not permit or commit any damage (waste), and the Tenant shall, subject to Section 7.5, be responsible for the cost of repairs which may be made necessary by reason of damage to the Property caused by the negligence or misconduct of the Tenant, or any of the contractors, employees, or agents of the Tenant. Tenant’s Dedicated Mechanical Systems and Equipment, and all other systems and equipment, shall be maintained in good order, condition and repair consistent with prevailing standards at comparable first class leased laboratory buildings, reasonable wear and tear, damage by fire or other casualty, and subject to Section 7.5, damage caused by the fault or neglect of the Landlord, or the Landlord’s agents, employees, or contractors excepted.

Section 5.3.    Delays in Landlord’s Services.

Except as expressly provided herein, Landlord shall not be liable to the Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of the Landlord or its agents entering the Premises for any purposes authorized in this Lease, or for repairing the Premises or any portion of the Building.

In case the Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on the Landlord’s part, by reason of any External Cause, the Landlord shall not be liable to the Tenant therefor, nor, except as expressly otherwise provided in this Lease, shall the Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in the Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

The Landlord reserves the right to stop any service or utility system the Landlord provides or causes to be provided under this Lease when necessary by reason of accident or emergency or exercise of Landlord’s rights pursuant to Section 2.3 hereof, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, the Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, the Landlord will give the Tenant reasonable advance notice of the contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to the Tenant by reason thereof. To the extent that the Landlord is providing or causing to be provided heat, light or any utility or service, in no event shall the Landlord have any liability to the Tenant for the unavailability of the same to the extent that such unavailability is caused by External Causes, except for the equitable abatement of rent provided below, and further provided, however, that the Landlord is obligated to exercise reasonable efforts to restore such services or utility systems’ operation. The Landlord agrees to carry rent interruption insurance in commercially reasonable amounts which permits recovery within, to the extent reasonably available, five (5) days after the insured peril.

Notwithstanding anything contained herein to the contrary, in the event Landlord shall fail to provide the services it is required to provide to Tenant hereunder for any reason other than due to Tenant’s acts or omissions, and as a result thereof, Tenant is reasonably unable to use or conduct its operations in part or all of the Premises, Tenant shall be entitled to (i) proportionate abatement of rent (including but not limited to abatement of Tenant’s Tax Expenses and Tenant’s Operating Expenses) for the period Tenant is reasonably unable to use or conduct its operations on part or all of the Premises, or (ii) terminate this Lease if Landlord is unable to restore such services within six (6) months from the date of interruption. Tenant shall have the right to terminate this Lease as aforesaid by written notice to Landlord at any time after the expiration of such six (6) month period, and such termination shall be effective as of the last day of such six (6) month period.

Section 5.4.    Tenant’s Responsibilities Regarding Hazardous Materials.

The Tenant covenants and agrees that the Tenant shall not use, generate, store or dispose, nor shall the Tenant suffer or permit the use, generation, storing or disposal in the Premises or otherwise by any of Tenant’s contractors, licensees, invitees, agents or employees, of any oil, toxic substances, hazardous wastes or hazardous materials (collectively, “Hazardous Materials”) in, on or about the Premises, the Building or the Land, except for Hazardous Materials that are necessary and customary for Tenant’s operation of Tenant’s Permitted Use (which Permitted Use is set forth on Exhibit A), and in all cases such Hazardous Materials must be used, generated, stored and disposed of in compliance with all applicable law and regulations. The Tenant covenants and agrees that the Tenant shall comply with all applicable laws and regulations in handling and disposing of materials used in its research and other uses of the Premises, whether or not considered Hazardous Materials, and no dumping, flushing or other introduction of Hazardous Materials or such other inappropriate materials into the septic, sewage or other waste disposal systems serving the Premises shall occur, except as specifically permitted by law or regulation and subject to the conditions and qualifications imposed by any governmental license or permit. The Tenant covenants and agrees that the Tenant shall, at its sole cost, promptly remove or remediate all Hazardous Materials that are found upon the Premises, the Building or the Land solely by virtue of the failure of the foregoing covenants and agreements to have been fulfilled, or otherwise solely as the result of the act or omission of Tenant or its contractors, licensees, agents or employees, in a manner complying with all applicable laws and regulations and the provisions of this Lease. If the Tenant should have any responsibility under this Section 5.4 to remove or remediate Hazardous Materials, the Tenant shall keep the Landlord reasonably informed as to the status of the environmental condition at issue, promptly furnish to the Landlord copies of all regulatory filings with any governmental regulatory agencies in connection therewith, and substantiate the performance of its obligations under this Section 5.4. At the expiration or earlier termination of the Term, the Tenant shall promptly remove or remediate any Hazardous Materials from the Premises in a manner consistent with accepted “best practices” and in compliance with all legal requirements relating to the closure of laboratory facilities and disposal of equipment and supplies therein.

If Tenant’s transportation, storage or use of Hazardous Materials on the Premises results in the release onto or other contamination of any portion of the Property or adjacent areas, including building or parking areas, soil or surface or ground water, or loss or damage to person(s) or property, without limitation, Tenant agrees to: (a) notify Landlord immediately upon Tenant’s obtaining actual knowledge of any such release or contamination, and (b) after consultation with Landlord, clean up the release or contamination as required by all applicable statutes, regulations and standards. In the event of such contamination, Tenant agrees to cooperate with Landlord, as Landlord may reasonably request, and provide such documents, affidavits and information as may be reasonably requested by Landlord to comply with any applicable laws. Tenant shall notify Landlord promptly in the event of any spill or other release of any Hazardous Materials at, in, on, under or about the Premises that is required to be reported to a governmental authority under any applicable laws. Tenant shall promptly forward to Landlord copies of any notices received by Tenant relating to alleged violations of any applicable laws and shall promptly pay when due any fine or assessment against Landlord, Tenant, or the Premises relating to any violation during the Term of any applicable laws by Tenant, its employees, agents, or independent contractors, or with respect to the Premises or the remainder of the Property. If any governmental authority files a lien against the Premises or the remainder of the Property due to any act or omission, intentional or unintentional, of Tenant, its agents, or employees, or for which Tenant is responsible under this Lease, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Materials, Tenant shall, within fifteen (15) days from the date that Tenant is first given notice of such lien (or within such shorter period of time as may be specified by Landlord if such governmental authority takes steps to cause the Premises to be sold pursuant to such lien),(or within such longer period of time as may be specified in any notice of lien or impending lien provided by any governmental authority) either (A) pay the claim and remove the lien or (B) furnish a cash deposit, bond or such other security as is reasonably satisfactory in all respects to Landlord and sufficient to discharge the lien completely. Tenant shall defend, indemnify Landlord and hold Landlord harmless from and against any damages, liability or expense associated with claims by governmental or other third parties arising out of the presence, removal or remediation of Hazardous Materials for which Tenant is responsible for removal or remediation under this Section 5.4.

Section 5.5.    Landlord’s Responsibilities Regarding Hazardous Materials.

During the Term of this Lease, if the removal or remediation of Hazardous Materials from the Premises, Building or Land is required to be undertaken, then except to the extent such obligation is the responsibility of the Tenant under Section 5.4 hereof, the Landlord covenants and agrees to undertake the same without charge to the Tenant. Without limitation of the foregoing, if necessary to comply with any applicable legal requirements, should any existing environmental condition of the Land require the removal or remediation of Hazardous Materials, the Landlord shall perform such removal or remediation, without charge to the Tenant, when and if required by applicable legal requirements. The Landlord shall keep the Tenant reasonably informed as to the status of the environmental condition at issue, promptly furnish to the Tenant copies of all regulatory filings with any governmental regulatory agencies in connection therewith, and substantiate the performance of its obligations under this Section 5.5.

ARTICLE 6

TENANT COVENANTS

The Tenant covenants during the Term and for such further time as the Tenant occupies any part of the Premises:

Section 6.1.    Permitted Uses.

The Tenant shall occupy the Premises only for the Permitted Uses, and shall not injure or deface the Premises or the Property, nor permit in the Premises any auction sale. The Tenant shall not permit in the Premises any nuisance, or the emission from the Premises of any reasonably objectionable noise, odor or vibration, nor use or devote the Premises or any part thereof for any purpose which is contrary to law or ordinance, or that will be substantially likely to invalidate or increase premiums (above those normally incurred for the Permitted Uses) for any insurance on the Building or its contents (unless the Tenant pays for any such increase in premiums and provided such actions do not interfere with the use and enjoyment of the Land by the Landlord, other tenants, visitors or invitees of the Building) or that will render necessary any alteration or addition to the Building, nor commit or permit any waste in or with respect to the Premises, nor shall Tenant overload existing electrical or other Building systems.

Section 6.2.    Laws and Regulations.

The Tenant shall comply with all federal, state and local laws, regulations, ordinances, executive orders, guidelines, federal policies and similar requirements in effect from time to time, including, without limitation, all such requirements relating to Tenant’s occupancy and use of the Premises and Hazardous Materials, including, without limitation, City of Cambridge ordinances relating to employment, animal experiments, and hazardous waste and any such requirements pertaining to employment opportunity, anti-discrimination and affirmative action. Tenant shall also conform to recognized “best practices” standards with respect to the physical aspects of its operations carried on within the Premises. Tenant shall have the right to contest any notice of violation for any of the foregoing by appropriate proceedings diligently conducted in good faith. Landlord represents and warrants that the Premises are in compliance with applicable laws. Landlord shall cause the common areas of the Building and the Property to comply with all applicable legal requirements, including, without limitation the Americans with Disabilities Act. Notwithstanding the foregoing or any other provision of this Lease, however, Tenant shall not be responsible for compliance with any such laws, regulations, or the like requiring (a) structural repairs or modifications; or (b) repairs or modifications to the utility or building service equipment; or (c) installation of new building service equipment, such as fire detection or suppression equipment, unless such repairs, modifications, or installations shall (i) be due to Tenant’s particular manner of use of the Premises (as opposed to the Permitted Uses generally), or (ii) be due to the gross negligence or willful misconduct of Tenant or any agent, employee, or contractor of Tenant

Section 6.3.    Rules and Regulations.

The Tenant agrees to comply with the Rules and Regulations set forth in Exhibit F and such other reasonable and non-discriminatorily enforced rules and regulations of general applicability (“Rules and Regulations”) as (i) may from time to time be made by the Landlord of which the Tenant is given written advance notice, so far as the same relate to the use of the Building, the Land and the Tenant’s appurtenant parking privileges and (ii) may from time to time be promulgated with respect to all or any portion of the Building (including without limitation pursuant to the Declaration of Covenants for University Park at MIT dated December 15, 1997 and filed for record with the Register of Deeds of Middlesex County). Landlord agrees to uniformly enforce the Rules and Regulations. The Tenant shall not obstruct in any manner any portion of the Property; and, except as set forth in this Lease, shall not permit the placing of any signs, awnings or flagpoles, or the like, visible from outside the Building. Neither shall Tenant place curtains, blinds or shades or similar window treatments visible from outside the Building in the Premises, except as may be otherwise approved by Landlord.

Section 6.4.    Safety Compliance.

The Tenant shall keep the Premises equipped with all safety appliances required by law or ordinance or any other regulations of any public authority because of the manner of use made by the Tenant and to procure all licenses and permits so required because of such manner of use and, if requested by the Landlord, do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way the Tenant’s Permitted Uses.

Section 6.5.    Landlord’s Entry.

The Tenant shall permit the Landlord and its agents (which agents shall be identified to Tenant), after at least twenty-four (24) hours’ prior notice except in the case of emergencies, to enter the Premises at all reasonable hours for the purpose of inspecting or making repairs to the same, monitoring Tenant’s compliance with the requirements and restrictions set forth in this Lease, and, after at least twenty-four (24) hours’ notice, for the purpose of showing the Premises to prospective purchasers and mortgagees at all reasonable times and to prospective tenants during the last twelve (12) months of the Term provided that in connection with such entry, Tenant may provide procedures reasonably designed so as not to jeopardize Tenant’s trade secrets, proprietary technology or critical business operations, including accompaniment of all such persons by an employee of the Tenant. In case of an emergency, the Landlord shall make good faith efforts to notify the Tenant in person or by telephone prior to such entry, and in any event, the Landlord shall notify Tenant promptly after such entry.

Section 6.6.    Floor Load.

The Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry, and which is allowed by law. The Tenant’s machines and mechanical equipment shall be placed and maintained by the Tenant at the Tenant’s expense in settings sufficient, to absorb or prevent vibration or noise that may be transmitted to the Building structure.

Section 6.7.    Personal Property Tax.

The Tenant shall pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed. Tenant shall have the right to contest the validity or amount of any such taxes by appropriate proceedings diligently conducted in good faith.

Section 6.8.    Assignment and Subleases.

The Tenant shall not assign this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses and the like) the whole or any part of the Premises, nor permit the further underletting or assignment of any sublease or other occupancy agreement (each a “Transfer”) without, in each instance, having first received the consent of the Landlord which consent shall not be unreasonably withheld, conditioned or delayed. Any purported Transfer made without such consent or otherwise not fulfilling the conditions and requirements of this Section 6.8 shall be void, and except as specifically permitted in this Section 6.8, in no event shall the Tenant or anyone claiming by, through or under the Tenant have the right to mortgage, pledge, hypothecate or otherwise transfer this Lease. The Landlord shall not be deemed to be unreasonable in withholding its consent to any proposed Transfer that is subject to the Landlord’s consent based on any of the following factors:

(a) If the manner in which the proposed occupant conducts its business operations is not consistent, in Landlord’s reasonable opinion, with the image and character of the Park development as a first-class biotechnology office/research and development park, then the withholding of consent by the Landlord shall be considered reasonable; and

(b) If the proposed Transfer is (i) an assignment of this Lease, or (ii) a sublease, then in either of such cases, if the proposed occupant is not sufficiently creditworthy and trustworthy in the reasonable opinion of the Landlord with reference to the monetary and other obligations which are to be fulfilled by the Tenant under this Lease, and the reasonable needs of the Landlord to protect the value of the Building, then the withholding of consent by the Landlord shall be considered reasonable; and

(c) If the proposed assignee or subtenant is already actively involved in discussions with either the Landlord or any affiliate of the Landlord regarding space within the Park that is or is to become available for lease, then the withholding of consent by the Landlord shall be considered reasonable.

Notwithstanding anything to the contrary contained in this Section, Tenant shall have the right to assign or otherwise Transfer this Lease or the Premises, or part of the Premises, without obtaining the prior consent of Landlord, (a) to its parent entity or to a wholly-owned subsidiary or to an entity which is wholly owned by the same entity which wholly owns Tenant (an “Affiliate”), provided that (i) the transferee shall, prior to the effective date of the transfer, deliver to Landlord instruments evidencing such transfer and its agreement to assume and be bound by all the terms, conditions and covenants of this Lease to be performed by Tenant, all in form reasonably acceptable to Landlord, and (ii) at the time of such transfer there shall not be an uncured Event of Default under this Lease; or (b) to the purchaser of all or substantially all of its assets, or to any entity into which the Tenant may be merged or consolidated (along with all or substantially all of its assets) (the “Acquiring Company”), provided that (i) the net assets of the Acquiring Company at the time of the transfer or merger shall not be less than the net assets of Tenant at the time of the transfer, (ii) the Acquiring Company’s use of the Premises shall be consistent with the Permitted Uses described in Exhibit A, (iii) the Acquiring Company shall assume in writing, in form reasonably acceptable to Landlord, all of Tenant’s obligations under this Lease, (iv) Tenant shall provide to Landlord such additional information regarding the Acquiring Company as Landlord shall reasonably request, and (v) Tenant shall pay Landlord’s reasonable third-party expenses incurred in connection therewith (not to exceed $5,000.00 in the aggregate). The transfers described in this paragraph are hereinafter referred to as “Permitted Transfers.”

Whether or not the Landlord consents, or is required to consent, to any Transfer, the Tenant named herein shall remain fully and primarily liable for the obligations of the Tenant hereunder, including, without limitation, the obligation to pay Annual Fixed Rent and Additional Rent provided under this Lease.

The Tenant shall give the Landlord at least 30 days prior written notice of any proposed Transfer (except for a Permitted Transfer, which shall require at least ten (10) days prior written notice), specifying the provisions thereof, including (i) the name and address of the proposed occupant, subtenant, assignee or other transferee, (ii) a copy of the proposed occupant’s, subtenant’s, assignee’s, or other transferee’s most recent annual financial statement, and (iii) all of the terms and provisions upon which the proposed Transfer is to be made including, without limitation, all of the documentation effectuating such Transfer (which shall be subject to the Landlord’s approval not to be unreasonably withheld, conditioned or delayed) and such other reasonable information concerning the proposed Transfer or concerning the proposed occupant, subtenant, assignee or other transferee as the Tenant has obtained in connection with the proposed Transfer. Tenant shall reimburse the Landlord promptly for reasonable legal and other reasonable expenses incurred by the Landlord in connection with any request by the Tenant for consent to any Transfer (not to exceed $5,000.00 in the aggregate). If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anyone other than the Tenant, or there is otherwise a Transfer, then during any time when an Event of Default is subsisting, the Landlord may, at any time and from time to time, collect rent and other charges from the assignee, sublessee, occupant or transferee, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the prohibitions contained in this Section 6.8 or the acceptance of the assignee, sublessee or occupant as a tenant or a release of the Tenant from the further performance by the Tenant of covenants on the part of the Tenant herein contained.

Except for Permitted Transfers, the Tenant shall pay to the Landlord fifty percent (50%) of any amounts the Tenant actually receives from any occupant, subtenant, assignee or other transferee as rent, additional rent or other forms of compensation or reimbursement (if any) in excess of the aggregate amount of (i) the proportionate monthly share of Annual Fixed Rent, Additional Rent and all other monies due to Landlord pursuant to this Lease (allocable in the case of a sublease to that portion of the Premises being subleased), (ii) all costs associated with assigning or subleasing the Premises or any portion of the Premises, including without limitation, rent concessions, architecture and engineering expenses, brokerage commissions and reasonable fees for legal services associated with the transaction, and (iii) Tenant’s costs to prepare the space for the assignee or subtenant (all costs in clause (ii) and (iii), collectively, “Sublease Transaction Expenses”). In the circumstances where the transferee pays the consideration due to the Tenant on account of such transfer over time (e.g. monthly rental payments under a sublease), Sublease Transaction Expenses shall be amortized on a straight line basis over the term of the transfer in question. The consent by the Landlord to a Transfer for which the Landlord’s consent is required shall not be construed to relieve the Tenant from the obligation to obtain the express consent in writing of the Landlord to any further Transfer whether by the Tenant or by anyone claiming by, through or under the Tenant including, without limitation, any occupant, assignee, subtenant or other transferee.

Except for Transfers to an Affiliate or any sublease during the first twenty-four (24) months of the Term hereof, the Landlord may elect, within thirty (30) days of receipt of written notice from the Tenant of any proposed assignment or sublease of all or any portion of the Premises prior to approving or disapproving any such proposed assignment or sublease, to repossess the Premises or the portion of the Premises under consideration, provided, however, the foregoing right to repossess shall only apply to any proposed assignment or sublease which is for a term that expires during the final year of the Term of this Lease. The Landlord may thereafter lease the Premises in such a manner as the Landlord may in its sole discretion determine. In the event the Landlord elects to repossess the Premises or the portion of the Premises under consideration as provided above, then all of the Tenant’s rights and obligations hereunder with respect to the Premises shall cease and shall be of no further force and effect.

ARTICLE 7

INDEMNITY AND INSURANCE

Section 7.1.    Indemnity.

To the maximum extent this agreement may be made effective according to law, the Tenant agrees to defend, indemnify and save harmless the Landlord from and against all claims, loss, or damage of whatever nature arising from any breach by Tenant of any obligation of Tenant under this Lease beyond applicable notice and cure periods or from any act, omission or negligence of the Tenant, or the Tenant’s contractors, licensees, invitees, agents, servants or employees, or arising from any accident, injury or damage whatsoever caused to any person or property, occurring after the date that possession of the Premises is first delivered to the Tenant and until the end of the Term and thereafter, so long as the Tenant is in occupancy of any part of the Premises, in or about the Premises or arising solely from any accident, injury or damage occurring outside the Premises but within the Building, on the Land, on the access roads and ways, in the parking facilities provided pursuant to the Lease, within University Park or any adjacent area maintained by Landlord or any individual or entity affiliated with Landlord, where such accident, injury or damage results solely from an act or omission on the part of the Tenant or the Tenant’s agents or employees, licensees, invitees, servants or contractors, provided that the foregoing indemnity shall not include any cost or damage arising from any act, omission or negligence of the Landlord, or the Landlord’s contractors, licensees, invitees, agents, servants or employees.

Landlord agrees to defend, indemnify and save harmless Tenant from legal action, damages, loss, liability and any other expense in connection with loss of life, bodily or personal injury or property damage, arising from or out of the intentional or willful misconduct or gross negligence of Landlord, its agents, employees, licensees, servants, invitees or contractors, which occur in or about the Premises, outside the Premises but within the Building, on the Land, on the access roads and ways, in the parking facilities provided pursuant to the Lease, within University Park or any adjacent area maintained by Landlord or any individual or entity affiliated with Landlord, except to the extent that such loss of life, bodily or personal injury or property damage is due solely to the willful misconduct or act, omission or neglect of Tenant, its agents, contractors, employees, licensees, invitees or servants.

The foregoing indemnities and hold harmless agreements shall include indemnity against reasonable attorneys’ fees and all other costs, expenses and liabilities, excluding consequential damages, incurred in connection with any such claim or proceeding brought thereon, and the defense thereof.

Section 7.2.    Liability Insurance.

The Tenant agrees to maintain in full force from the date upon which the Tenant first enters the Premises for any reason, throughout the Term, and thereafter, so long as the Tenant is in occupancy of any part of the Premises, by a policy of commercial general liability insurance under which the Landlord, the Building’s managing agent, any ground lessor and any holder of a first mortgage on the Property of whom the Tenant is notified by the Landlord ( collectively, the “Additional Named Insureds”) and the Tenant are named as insureds, and under which the insurer provides a contractual liability endorsement insuring against all cost, expense and liability arising out of or based upon any and all claims, accidents, injuries and damages described in Section 7.1, in the broadest form of such coverage from time to time available. Each such policy shall be non- cancellable and non-amendable (to the extent that any proposed amendment reduces the limits or the scope of the insurance required in this Lease) with respect to the Landlord and such ground lessor and first mortgagee without ten (10) days’ prior notice to the Landlord and the Additional Named Insureds and a certificate of insurance shall be delivered to the Landlord. The minimum limits of liability of such insurance as of the Term Commencement Date shall be Five Million Dollars ($5,000,000.00) per occurrence for combined bodily injury (or death) and damage to property.

Notwithstanding anything in this Lease to the contrary, Tenant may elect to self-insure against any and all of the risks, or portion thereof, against which Tenant is required to insure pursuant to the terms of this Lease, provided that either (i) the Chief Financial Officer of Tenant certifies annually that Tenant has a US tax tangible net worth, as of the end of the Tenant’s most recent reporting period of not less than One Hundred Fifty Million Dollars ($150,000,000) as computed in accordance with the Generally Accepted Accounting Principles (GAAP), (“Tenant’s Net Worth”), or (ii) the Chief Financial Officer of Guarantor certifies annually that Guarantor has a US tax tangible net worth, as of the end of the Guarantees most recent reporting period, of not less than One Hundred Fifty Million Dollars ($150,000,000) as computed in accordance with GAAP, (“Guarantor’s Net Worth”). With regard to this Lease, self-insurance will be considered as insurance for the purposes of complying with the terms and conditions of the Lease. Should Tenant’s Net Worth be less than $150 Million, Tenant may not avail itself of the election to self-insure.

Section 7.3.    Alterations. Improvements and Betterments; Personal Property at Risk.

The Tenant agrees to maintain in full force at all times throughout the Term, policy(s) of all risk property damage insurance, naming Landlord (and the Additional Named Insureds) and the Tenant as insureds as their interests may appear, or a program of self-insurance acceptable to Landlord, covering all of Tenant’s leasehold improvements and alterations to the extent of their full replacement costs as updated from time to time during the Term.

Unless caused by the Landlord or its agents, employees, servants or contractors, the Tenant agrees that all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of the Tenant and of all persons claiming by, through or under the Tenant which, during the continuance of this Lease or any occupancy of the Premises by the Tenant or anyone claiming under the Tenant which, during the continuance of this Lease or any occupancy of the Premises by the Tenant or anyone claiming under the Tenant, may be on the Premises or elsewhere in the Building or on the Land or parking facilities provided hereby, shall be at the sole risk and hazard of the Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by the Landlord, except that the Landlord shall in no event be exonerated from any liability to the Tenant (subject to Section 7.5 hereof) for any injury, loss, damage or liability to the extent same is caused by Landlord’s, or its agents’, employees’, servants’ or contractors’, negligence or willful misconduct.

Section 7.4.    Landlord’s Insurance.

The Landlord shall carry such casualty and liability insurance upon and with respect to operations at the Building as may from time to time be deemed reasonably prudent by the Landlord or required by any mortgagee holding a mortgage thereon or any ground lessor of the Land, and in any event, all-risk property insurance against loss by fire and the risks now covered by extended coverage endorsement No. 4 in an amount at least equal to the full replacement cost of the Building, exclusive of foundations, excavations and footings.

Section 7.5.    Waiver of Subrogation.

Any insurance carried by either party with respect to the Building, Land, Premises, parking facilities or any property therein or occurrences thereon shall, without further request by either party, if it can be so written without additional premium, or with an additional premium which the other party elects to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of any injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss, including, without limitation, injury or loss caused by negligence of such other party due to hazards covered by insurance containing such, clause or endorsement to the extent of the indemnification received thereunder or the amount of insurance required to be carried hereunder, whichever is greater.

ARTICLE 8

CASUALTY AND EMINENT DOMAIN

Section 8.1.    Restoration Following Casualties.

If, during the Term, the Building or the Premises shall be damaged by fire or casualty, subject to termination rights of the Landlord and the Tenant provided below in this Article 8, the Landlord shall proceed to promptly restore, or cause to be restored, the Building to substantially the condition thereof just prior to time of such damage, but the Landlord shall not be responsible for delay in such restoration which may result from External Causes. Provided that the Landlord complies with its obligations to carry casualty insurance in accordance with Section 7.4, the Landlord shall have no obligation to expend in the reconstruction of the Building more than the sum of the amount of any deductible and the actual amount of insurance proceeds made available to the Landlord by its insurer, and any additional costs associated with changes to the Premises desired by the Tenant and permitted by Article 4 shall be paid by the Tenant in the manner reasonably required by the Landlord. Any restoration of the Building or the Premises shall be altered to the extent necessary to comply with then current and applicable laws and codes. The Landlord shall, as soon as possible after any casualty, but in any event no later than sixty (60) days after such casualty, provide to the Tenant a reasonable written estimate (“Contractor’s Estimate”) from a reputable construction or design professional as to the time frame within which the Landlord will be able to repair the casualty damage and the cost of repairing such damage.

Section 8.2.    Landlord’s Termination Election.

If the Landlord reasonably determines, based upon the Contractor’s Estimate, that (a) the amount of insurance proceeds available to the Landlord is insufficient to cover the cost of restoring the Building, or (b) Landlord will be unable to restore the Building within fifteen (15) months from the date of such casualty, then the Landlord may terminate this Lease by giving notice to the Tenant provided that Landlord also terminates the leases of all other affected and similarly-situated tenants in the Building. Any such termination shall be effective on the date designated in such notice from the Landlord, but in any event not later than sixty (60) days after such notice, and if no date is specified, effective upon the date of the casualty. Failure by the Landlord to give the Tenant notice of termination within sixty (60) days following the occurrence of the casualty shall constitute the Landlord’s agreement to restore the Building as contemplated in Section 8.1.

Section 8.3.    Tenant’s Termination Elections.

If, based upon the Contractor’s Estimate, the time period for repairing any casualty damage will exceed fifteen (15) months after the date of any casualty, then the Tenant shall have the right, exercisable by written notice given on or before the date thirty (30) days after the Landlord gives to the Tenant the Contractor’s Estimate, to terminate this Lease.

If neither the Landlord nor the Tenant exercise their termination rights, but the Landlord has failed to restore the Building, within fifteen (15) months from the date of the casualty or taking, or the period of restoration set forth in the Contractor’s Estimate, such period to be subject, however, to extension where the delay in completion of such work is due to External Causes, the Tenant shall have the right to terminate this Lease at any time after the expiration of such period (in either case, as extended by delay due to External Causes as aforesaid) until the restoration is substantially completed, such termination to take effect as of the date of the Tenant’s notice. However, if the Landlord has been diligently prosecuting the repair of all casualty and damage, and if the Landlord reasonably determines at any time, and from time to time, during the restoration, based upon certification by its architect or other design professional, that such restoration will not be able to be completed before the deadline date after which the Tenant may terminate this Lease under this Section 8.3, and the Landlord specifies in a notice to Tenant to such effect a later date that the Landlord estimates will be the date upon which such restoration will be completed, then the Tenant may terminate this Lease within thirty (30) days of the Landlord’s notice as aforesaid, failing which the deadline date shall be extended to the date set forth in Landlord’s notice (as extended by delay due to External Causes as aforesaid). The Landlord shall exercise reasonable efforts to keep the Tenant advised of the status of restoration work from time to time, and promptly following any request for information during the course of the performance of the restoration work.

Section 8.4.    Casualty at Expiration of Lease.

If the Premises shall be damaged by fire or other casualty in such a manner that the Premises cannot, in the ordinary course, reasonably be expected to be repaired within one hundred twenty (120) days from the commencement of repair work and such fire or other casualty occurs within the last twelve (12) months of the Term (as the same may have been extended prior to such fire or other casualty), either party shall have the right, by giving notice to the other not later than sixty (60) days after such fire or other casualty, to terminate this Lease, whereupon this Lease shall terminate as of the date of such notice.

Section 8.5.    Eminent Domain.

Except as hereinafter provided, if the Premises, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for the Tenant’s Permitted Use, shall be taken by condemnation or right of eminent domain, the Landlord or the Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after receipt by Tenant of notice of the effective date of such taking. If so much of the Building shall be so taken that the Landlord determines that it would be appropriate to raze or substantially alter the Building, the Landlord shall have the right to terminate this Lease by giving notice to the Tenant of the Landlord’s desire to do so not later than thirty (30) days after the effective date of such taking.

Should any part of the Premises be so taken or condemned during the Term, and should this Lease be not terminated in accordance with the foregoing provisions, the Landlord agrees to use reasonable efforts to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable, subject, however, to applicable laws and codes then in existence. The Landlord shall have no obligation to expend in the aforesaid restoration more than the proceeds of any award received in any condemnation or eminent domain proceeding, or any sum paid in lieu thereof.

Section 8.6.    Rent After Casualty or Taking.

If the Premises shall be damaged by fire or other casualty, or partially taken, until the Lease is terminated or the Premises is restored, the Annual Fixed Rent and Additional Rent shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by the Tenant from the date of such fire, other casualty or taking until the Premises shall be restored to substantially the same condition as immediately prior to such fire, other casualty or taking. In the event of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Fixed Rent and applicable Additional Rent shall be abated for the remainder of the Term.

Section 8.7.    Temporary Taking.

In the event of any taking of the Premises or any part thereof for a temporary use not in excess of twelve (12) months, (i) this Lease shall be and remain unaffected thereby and Annual Fixed Rent and Additional Rent shall not abate, and (ii) the Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term.

Section 8.8.    Taking Award.

Except as otherwise provided in Section 8.7, the Landlord shall have and hereby reserves and accepts, and the Tenant hereby grants and assigns to the Landlord, all rights to recover for damages to the Building and the Land, and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, the Tenant hereby grants and assigns to the Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent the Tenant from prosecuting in any condemnation proceedings a separate claim for relocation expenses and Tenant’s personal property.

ARTICLE 9

DEFAULT

Section 9.1.    Tenant’s Default.

Each of the following shall constitute an Event of Default:

(a) Failure on the part of the Tenant to pay the Annual Fixed Rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable, if such condition continues for ten (10) days after written notice that the same are due.

(b) Failure on the part of the Tenant to perform or observe any other term or condition contained in this Lease if the Tenant shall not cure such failure within thirty (30) days after written notice from the Landlord to the Tenant thereof, provided that in the case of breaches that are not reasonably susceptible to cure within thirty (30) days through the exercise of due diligence, then so long as the Tenant commences such cure within thirty (30) days, and the Tenant diligently pursues such cure to completion, such breach shall not be deemed to create an Event of Default.

(c) The taking of the estate hereby created on execution or by other process of law; or a judicial declaration that the Tenant, or any guarantor of this Lease, is bankrupt or insolvent according to law; or any assignment of the property of the Tenant, or any guarantor of this Lease, for the benefit of creditors; or the appointment of a receiver, guardian, conservator, trustee in bankruptcy or other similar officer to take charge of all or any substantial part of the property of Tenant, or any guarantor of this Lease, by a court of competent jurisdiction, which officer is not dismissed or removed within (60) days; or the filing of an involuntary petition against the Tenant, or any guarantor of this Lease, under any provisions of the bankruptcy act now or hereafter enacted if the same is not dismissed within sixty (60) days; the filing by the Tenant, or any guarantor of this Lease, of any voluntary petition for relief under provisions of any bankruptcy law now or hereafter enacted.

If an Event of Default shall occur and be continuing , then, in any such case, whether or not the Term shall have begun, Landlord and its agents lawfully may, in addition to any remedies for any preceding Event of Default and any remedies otherwise available at law or equity, immediately or at any time thereafter without further demand or notice in accordance with process of law, enter upon any part of the Premises in the name of the whole or mail or deliver a notice of termination of the Term of this Lease addressed to Tenant at the Premises or any other address herein, and thereby terminate the Term and repossess the Premises as of Landlord’s former estate. At Landlord’s election such notice of termination may be included in any notice of default. Upon such entry or mailing the Term shall terminate, all executory rights of Tenant and all obligations of Landlord will immediately cease, and Landlord may expel Tenant and all persons claiming under Tenant and remove their effects without any trespass and without prejudice to any remedies for arrears of rent or prior breach; and Tenant waives all statutory and equitable rights to its leasehold (including rights in the nature of further cure or redemption, if any to the extent such rights may be waived). If Landlord engages attorneys in connection with any failure to perform by Tenant hereunder, Tenant shall reimburse Landlord for the reasonable fees of such attorneys on demand as Additional Rent. Without implying that other provisions do not survive, the provisions of this Article shall survive the Term or earlier termination of this Lease.

Section 9.2.    Damages.

In the event that this Lease is terminated, the Tenant covenants to pay to the Landlord punctually all the sums (“Periodic Payments”) and perform all the obligations which the Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated, and all of the Landlord’s expenses in connection with reletting the Premises including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting. However, the Landlord may elect, at any time, to demand in lieu of any further obligations to make Periodic Payments, and payments on account of the Landlord’s reletting costs thereafter accruing, as compensation, an amount (the “Lump Sum Payment”) equal to the excess, if any, of the discounted present value of the total rent reserved for the then remainder of the Term over the then discounted present fair rental value of the Premises for the then remainder of the Term. The discount rate for calculating such sum under the preceding clause (x) shall be the then current rate of United States Treasury securities having a maturity date as close as possible to the end of the Term (had the Lease not been terminated). In calculating the rent reserved, there shall be included, in addition to the Annual Fixed Rent and all Additional Rent, the value of all other considerations agreed to be paid or performed by the Tenant over the remainder of the Term. Should the parties be unable to agree on a fair rental value for the purposes of determining the Lump Sum Payment under clause (x), above, the matter shall be settled, upon the demand of either party, by reference to the rules of the Boston office of the American Arbitration Association (the “Association”), with a request for a determination in accordance with the rules of the Association as follows:

(i) Landlord and Tenant shall each appoint one independent commercial real estate broker, who shall have been active over the ten (10) year period ending on the date of such appointment in negotiating leases for and in commercial office properties in the Boston, Massachusetts market. The determination of the brokers shall be limited solely to the issue of whether Landlord’s submitted Lump Sum Payment represents the fair rental value for the Premises as determined by the brokers, taking into account all relevant elements, and each shall determine a sum best representing the Lump Sum Payment.

(ii) If the conclusion of the two brokers so appointed is not dispositive, then the two brokers shall within ten (10) days of the date of the appointment of the latter appointed broker agree upon and appoint a third broker who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two brokers.

(iii) The third broker shall, within twenty (20) days of his or her appointment determine the Lump Sum Payment by selecting one of the determinations of either of the two brokers so appointed, and shall notify Landlord and Tenant thereof in writing.

Each party shall bear the costs of its own broker if only two (2) brokers are involved; if there is a third broker involved, the cost of such third broker shall be shared equally by the parties.

In calculating the amounts to be paid by the Tenant under the foregoing covenant, the Tenant shall be credited with the net proceeds of any rent obtained by reletting the Premises, after deducting all the Landlord’s expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, provided that Tenant shall never be entitled to receive any portion of the re-letting proceeds, even if the same exceed the ¿lit originally due hereunder but Tenant shall be credited with such excess amount to offset its obligation to Landlord, and Landlord shall use commercially reasonable efforts to relet the Premises. In connection with such efforts, Landlord may (i) relet the Premises, or any part or parts thereof, for a term or terms which may, at the Landlord’s option, exceed or be equal to or less than the period which would otherwise have constituted the balance of the Term, and may grant such concessions and free rent as the Landlord in its reasonable commercial judgment considers advisable or necessary to relet the same, (ii) make such alterations, repairs and improvements in the Premises as the Landlord in its reasonable commercial judgment considers advisable or necessary to relet the same, and (iii) any obligation to relet imposed by law shall be subject to the reasonable requirements of Landlord f§ lease to high quality tenants on such terms (based on then-market standards) as Landlord may from time to time deem appropriate and to develop the Building and Park in a harmonious manner with an appropriate mix of uses, tenants, floor areas and terms of tenancies, and the like, and Landlord shall not be obligated to relet the Premises to any party to whom Landlord or its affiliate may desire to lease other available space in the Park.. No action of the Landlord in accordance with foregoing or failure to relet or to collect rent under reletting shall operate to release or reduce the Tenant’s liability except as provided herein. The Landlord shall be entitled to seek to rent other properties of the Landlord prior to reletting the Premises without being in breach of any obligation to the Tenant.

Section 9.3.    Cumulative Rights.

The specific remedies to which either party may resort under the terms of this Lease are cumulative and, except as expressly set forth herein, are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by the other party of any provisions of this Lease. In addition to the other remedies provided in this Lease, each party shall be entitled to seek the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions. Nothing contained in this Lease shall limit or prejudice the right of the Landlord to prove for and obtain in proceedings for bankruptcy, insolvency or like proceedings by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease. Tenant expressly v of any statutory demand or notice which is a prerequisite to Landlord’s commandment of eviction proceedings against Tenant, including the demands and notices specified in any applicable state statute or case law.

Section 9.4.    Landlord’s Self-help.

If there shall be an Event of Default, or if emergency circumstances should exist where, upon the giving of notice or passage of time, such circumstances would constitute an Event of Default, then the Landlord shall have the right, but not the obligation, after the giving by the Landlord of at least ten (10) days’ prior notice thereof to the Tenant (except in case of emergency circumstances in which case no prior notice need be given), to perform such obligation. In the event the Landlord exercises its rights under this Section 9.4 in case of emergency, the Landlord shall notify the Tenant as soon as reasonably possible after the taking of such action. The Landlord may exercise its rights under this Section without waiving any other of its rights or releasing the Tenant from any of its obligations under this Lease.

Section 9.5.    Enforcement Expenses: Litigation.

If either party hereto, is made or becomes a party to any litigation commenced by or against the other party by or against a third party, or incurs costs or expenses related to such litigation, involving any part of the Property and the enforcement of any of the rights, obligations or remedies of such party, then the party becoming involved in any such litigation because of a claim against such other party hereto shall receive from such other party hereto all costs and reasonable attorneys’ fees incurred by such party in such litigation. Landlord shall pay all reasonable attorney’s fees incurred by Tenant in connection with any legal action concerning an alleged breach of this Lease to the extent that Tenant is the prevailing party. Tenant shall pay all reasonable attorney’s fees incurred by Landlord in connection with any legal action concerning an alleged breach of this Lease to the extent that Landlord is the prevailing party.

LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION TO WHICH THEY ARE PARTIES UNDER THIS LEASE.

Section 9.6.    Late Charges: Interest on Overdue Payments.

(a) In the event that any payment of Annual Fixed Rent or Additional Rent shall remain unpaid for a period of ten (10) days following notice by the Landlord to the Tenant that such payment is overdue, there shall become due to the Landlord from the Tenant, as Additional Rent and as compensation for the Landlord’s extra administrative costs in investigating the circumstances of late rent, a late charge of two percent (2%) of the amount overdue.

(b) Any Annual Fixed Rent and Additional Rent or other amount which is due from either party to the other party which is not paid within ten (10) days after the same is due and payable shall bear interest from the date due until paid at the variable rate (the “Default Interest Rate”) equal to the annual rate from time to time announced by Bank of America as its base rate, plus two percent (2%), or if such rate can no longer be determined, the annual prime rate from time to time announced by The Wall Street Journal, plus four percent (4%).

Section 9.7.    Landlord’s Right to Notice and Cure.

The Landlord shall in no event be in default in the performance of any of the Landlord’s obligations hereunder unless and until the Landlord shall have failed to perform such obligations within thirty (30) days such additional time as is reasonably required to correct any such default, after written notice by the Tenant to the Landlord expressly specifying wherein the Landlord has failed to perform any such obligation.

ARTICLE 10

MORTGAGEES’ RIGHTS

Section 10.1.    Subordination.

At the election of the holder of any mortgage (which term for the purpose of this Article shall include a “deed of trust,” or similar financing encumbrance) or of any ground lease encumbering the Landlord’s interest in the Property, this Lease shall be subject and subordinate to the lien thereof, so that the rights of any such mortgagee or ground lessor shall be superior to all rights hereby or hereafter vested in the Tenant, subject however to Section 10.5 hereof, but upon the condition and solely to the extent that such mortgagee or ground lessor, including any future mortgagee or ground lessee from time to time hereunder, shall have entered into a subordination non-disturbance and attornment agreement (“SNDA”) with Tenant in substantially the form attached hereto as Exhibit I (if with the current mortgagee as of the Term Commencement Date) or Exhibit H (if with the current ground lessor). Any costs imposed by such mortgagee or ground lessor attendant to obtaining any such SNDA shall be the responsibility of Landlord. The form of SNDA attached hereto as Exhibit I is acceptable to Tenant in connection with any mortgage to which this Lease shall be subordinated. The form of SNDA attached hereto as Exhibit H is acceptable to Tenant in connection with any ground lease to which this Lease shall be subordinated. Landlord shall provide Tenant with an SNDA from its current mortgagee and the current ground lessor in the forms attached to this Lease as Exhibit I and H, respectively, and from any future mortgagee or ground lessor in the same form or other form acceptable to Tenant in its commercially reasonable judgment.

Section 10.2.    INTENTIONALLY OMITTED.

Section 10.3.    INTENTIONALLY OMITTED.

Section 10.4.    Estoppel Certificates.

The Tenant shall from time to time, upon not less than ten (10) days’ prior written request by the Landlord, execute, acknowledge and deliver to the Landlord a statement in writing certifying to the Landlord or an independent third party, with a true and correct copy of this Lease attached thereto, together with all amendments thereto, to the extent such statements continue to be true and accurate, (i) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications); (ii) that the Tenant has no actual knowledge of any defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and Additional Rent and to perform its other covenants under this Lease (or if there are any defenses, offsets, or counterclaims, setting them forth in reasonable detail); (iii) that there are no actually known uncured defaults of the Landlord or the Tenant under this Lease (or if there are actually known defaults, setting them forth in reasonable detail); (iv) the dates to which the Annual Fixed Rent, Additional Rent and other charges have been paid; (v) that the Tenant has accepted, and is in full possession of the Premises, including all improvements, additions and alterations thereto required to be made by Landlord under the Lease (except to the extent stated); (vi) that the Landlord has satisfactorily complied with all of the requirements and conditions precedent to the occurrence of the Rent Commencement Date (except to the extent stated); (vii) that the Tenant has been in occupancy since the Term Commencement Date and paying rent since the specified dates (except to the extent stated); (viii) that no monetary or other considerations, including, but not limited to, rental concessions for Landlord, special tenant improvements or Landlord’s assumption of prior lease obligations of Tenant have been granted to Tenant by Landlord for entering into Lease (except as set forth in this Lease or as otherwise specified in such estoppel); (ix) that the Tenant has not received written notice of a prior assignment, hypothecation, or pledge of rents or of the Lease (except to the extent stated); (x) that the Lease represents the entire agreement between Landlord and Tenant; (xi) that any notice may or shall be given in accordance with the requirements therefor as provided in the Lease from time to time; and (xii) such factual other matters with respect to the Tenant and this Lease as the Landlord may reasonably request. Any statement delivered pursuant to this Section may be relied upon by any prospective purchaser, mortgagee, trustee or ground lessor of the Premises or any interest therein, and shall be binding on the Tenant.

Landlord shall from time to time, upon not less than twenty (20) days’ prior written request by the Tenant, execute, acknowledge and deliver to the Tenant a statement in writing certifying to the Tenant or an independent third party, with a true and correct copy of this Lease attached thereto, together with all amendments thereto, to the extent such statements continue to be true and accurate (i) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications); (ii) that the Landlord has no knowledge of any defenses, offsets or counterclaims against its obligations to perform its covenants under this Lease (or if there are any defenses, offsets, or counterclaims, setting them forth in reasonable detail); (iii) that there are no known uncured defaults of the Tenant or the Landlord under this Lease (or if there are known defaults, setting them forth in reasonable detail); (iv) the dates to which the Annual Fixed Rent, Additional Rent and other charges have been paid; (v) that the Tenant is in full possession of the Premises; (vi) that Landlord has no notice of a prior assignment of the Lease or sublease of space therein; (vii) that the Lease represents the entire agreement between Landlord and Tenant; (viii) that any notice may or shall be given in accordance with the requirements therefor as provided in the Lease from time to time;; and (xii) such other factual matters with respect to the Tenant and this Lease as the Tenant or such independent third party may reasonably request. Any statement delivered pursuant to this Section may be relied upon by any prospective mortgagee, assignee or sublessee of Tenant and shall be binding on the Landlord.

Section 10.5.    Assignment of Rents.

With reference to any assignment by the Landlord of the Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or a ground lessor on property which includes the Premises, the Tenant agrees;

(a) That the execution thereof by the Landlord, and the acceptance thereof by the holder of such mortgage or ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of the Landlord hereunder, unless such holder or ground lessor shall, by notice sent to the Tenant, specifically make such election; and

(b) That, except as aforesaid, such holder or ground lessor shall be treated as having assumed the Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage or the taking of possession of the Property, or, in the case of a ground lessor, the termination of the ground lease.

ARTICLE 11

SECURITY DEPOSI

(a) Security Deposit in Cash or Letter of Credit. Upon the execution and delivery of this Lease, Tenant shall deliver to Landlord as security for the performance of the obligations of Tenant hereunder, either a cash deposit or a letter of credit in the Security Deposit amount specified in Exhibit A in accordance with this Section (as renewed, replaced, increased and/or reduced pursuant to this Section, the “Letter of Credit”). If Tenant elects to deliver a cash deposit upon the execution and delivery of this Lease, Tenant may at any time thereafter replace such cash deposit with a Letter of Credit meeting the requirements of this Section 11(a), and in such event, Landlord shall return the cash security deposit to Tenant within five (5) business days. If Tenant elects to deliver a Letter of Credit, such Letter of Credit shall be in such form as Landlord may reasonably approve. If there is more than one Letter of Credit so delivered by Tenant, such Letters of Credit shall be collectively hereinafter referred to as the “Letter of Credit”. The Letter of Credit (i) shall be irrevocable and shall be issued by a commercial bank reasonably acceptable to Landlord, (ii) shall require only the presentation to the issuer of a certificate of the holder of the Letter of Credit stating either (a) that a default has occurred under this Lease after the expiration of any applicable notice and cure period (or stating that transmittal of a default notice is barred by applicable bankruptcy or other law if such is the case), or (b) stating that Tenant has not delivered to Landlord a new Letter of Credit having a commencement date immediately following the expiration of the existing Letter of Credit in accordance with the requirements of the Lease, (iii) shall be payable to Landlord and its successors in interest as the Landlord and shall be freely transferable (at no cost to Tenant) to any such successor or any lender holding a collateral assignment of Landlord’s interest in the Lease, (iv) shall be for an initial term of not less than one year and contain a provision that such term shall be automatically renewed for successive one-year periods unless the issuer shall, at least thirty (30) days prior to the scheduled expiration date, give Landlord written notice of such nonrenewal, and (v) shall otherwise be in form and substance reasonably acceptable to Landlord. Notwithstanding the foregoing, the term of the Letter of Credit for the final period of the Term shall be for a term ending not earlier then the date forty-five (45) days after the last day of the Term.

If Tenant shall be in default under the Lease, after the expiration of any applicable not or cure period (or if transmittal of a default or other notice is stayed or barred by applicable bankruptcy or other law), Landlord shall be entitled to draw upon the Letter of Credit to the extent reasonably necessary to cure such default. If, not less than thirty (30) days before the scheduled expiration of the Letter of Credit, Tenant has not delivered to Landlord a new Letter of Credit having a commencement date immediately following the expiration of the existing Letter of Credit in accordance with this Section, Landlord shall also have the right to draw upon the full amount of the Letter of Credit without giving any further notice to Tenant. Landlord may, but shall not be obligated to, apply the amount so drawn to the extent necessary to cure Tenant’s default under the Lease. Any funds drawn by Landlord on the Letter of Credit and not applied against amounts due hereunder shall be held by Landlord as a cash security deposit, provided that Landlord shall have no fiduciary duty with regard to such amounts, shall have the right to commingle such amounts with other funds of Landlord, and shall pay no interest on such amounts. After any application of the Letter of Credit by Landlord in accordance with this paragraph, Tenant shall reinstate the Letter of Credit to the amount then required to be maintained hereunder, within thirty (30) days of demand. Within forty-five (45) days after the expiration or earlier termination of the Term the Letter of Credit and any cash security deposit then being held by Landlord, to the extent not applied, shall be returned to the Tenant provided that no Event of Default is then continuing.

(b) Pledge.

The Landlord may pledge its right and interest in and to the cash deposit or Letter of Credit to any mortgagee or ground lessor and, in order to perfect such pledge, have such cash deposit or Letter of Credit held in escrow by such mortgagee or ground lessee or grant such mortgagee or ground lessee a security interest therein. In connection with any such pledge or grant of security interest by the Landlord to a mortgagee or ground lessee (“Pledgee”), Tenant covenants and agrees to cooperate as reasonably requested by the Landlord at no additional cost to Tenant, in order to permit the Landlord to implement the same on terms and conditions reasonably required by such Pledgee.

(c) Transfer of Security Deposit.

In the event of a sale or other transfer of the Building or transfer of this Lease, Landlord shall transfer the cash deposit or Letter of Credit to the transferee at no cost to Tenant, and Landlord shall thereupon be released by Tenant from all liability for the return of such security. The provisions hereof shall apply to every transfer or assignment made of the security to such a transferee. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Letter of Credit or the proceeds thereof, and that neither Landlord nor its successors or assigns shall be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance.

ARTICLE 12

MISCELLANEOUS

Section 12.1.    Notice of Lease.

Tenant agrees not to record this Lease but both parties shall execute and deliver (i) a memorandum of this Lease in form appropriate for recording or registration, (ii) an instrument acknowledging the Commencement Date of the Term, and (iii) if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

Section 12.2.    Notices.

Whenever any notice, approval, consent, request, election, offer or acceptance is given or made pursuant to this Lease, it shall be in writing. Communications and payments shall be addressed, if to the Landlord, at the Landlord’s Address for Notices as set forth in Exhibit A or at such other address as may have been specified by prior notice to the Tenant; and if to the Tenant, (i) until the Rent Commencement Date, at the Tenant’s Original Address (or at such other place as may have been specified by prior notice to the Landlord) and at the Tenant’s Address for Notices as set forth in Exhibit A. and (ii) from and after the Rent Commencement Date, at the Tenant’s Address for Notices as set forth in Exhibit A (or at such other place as may have been specified by prior notice to the Landlord). Any communication so addressed shall be deemed duly given on the earlier of (i) the date received, or (ii) on the next business day if sent by a nationally recognized overnight courier service. If the Landlord by notice to the Tenant at any time designates some other person to receive payments or notices, all payments or notices thereafter by the Tenant shall be paid or given to the agent designated until notice to the contrary is received by the Tenant from the Landlord. Notices to either party under this Lease may be given by legal counsel to such party.

Section 12.3.    Successors and Limitation on Liability.

The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successor Landlord shall be liable only for obligations accruing during the period of its ownership or otherwise reflected in a certificate delivered to it by Tenant pursuant to section 10.4 (or would have been reflected in such a certificate had one been timely requested). Neither the Tenant, nor anyone claiming by, under or through the Tenant, shall be entitled to obtain any judgment in enforcing the terms and conditions of this Lease creating personal liability on the part of the Landlord or enforcing any obligations of the Landlord against any assets of the Landlord other than its interest in the Property, and proceeds therefrom and, without limitation of the foregoing, in no event shall any personal liability arise on the part of any of the Landlord’s officers, employees, directors or shareholders. Likewise, no personal liability shall arise on the part of the Tenant’s officers, employees, directors or shareholders, as this Lease shall create liability on the part of the Tenant and not personal liability on the part of such officers, employees, directors or shareholders.

Section 12.4.    Waivers.

The failure of the Landlord or the Tenant to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by the Landlord of Annual Fixed Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by the Landlord or the Tenant, as the case may be, unless such waiver be in writing signed by the Landlord or the Tenant, as the case may be. No consent or waiver, express or implied, by the Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

Section 12.5.    Acceptance of Partial Payments of Rent.

No acceptance by either party of a lesser sum than the amount then due to such party shall be deemed to be other than a partial installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and either party may accept such check or payment without prejudice to the other party’s right to recover the balance of such installment or pursue any other remedy in this Lease provided. The delivery of keys to any employee of the Landlord or to the Landlord’s agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

Section 12.6.    Interpretation and Partial Invalidity.

If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law. The titles of the Articles are for convenience only and not to be considered in construing this Lease. This Lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter.

Section 12.7.    Quiet Enjoyment.

So long as no Event of Default has occurred and is continuing, the Tenant shall peaceably and quietly have, hold and enjoy the Premises free of any claims by, through or under, or superior title to, the Landlord including, without limitation, any ground lessor, mortgagee, or manager of the Property.

Section 12.8.    Brokerage.

Each party represents and warrants to the other that it has had no dealings with any broker or agent other than the Brokers in connection with this Lease and shall indemnify and hold harmless the other from claims for any brokerage commission (other than by the Brokers) arising out a breach of the foregoing representations. Landlord shall be responsible for any commission due to the Brokers pursuant to the terms of a separate agreement.

Section 12.9.    Surrender of Premises and Holding Over.

The Tenant shall surrender possession of the Premises on the last day of the Term and the Tenant waives the right to any notice of termination or notice to quit at the end of the Term. The Tenant covenants that upon the expiration or sooner termination of this Lease, it shall, without notice, deliver up and surrender possession of the Premises broom clean and in the same condition in which the Tenant has agreed to keep the same during the continuance of this Lease and in accordance with the terms hereof, normal wear and tear and damage by fire or other casualty excepted, first removing therefrom all personal property of the Tenant and any alterations or additions required to be removed pursuant to Section 4.2, and repairing all damage caused by such removal. Upon the expiration of this Lease or if the Premises should be abandoned by the Tenant, or this Lease should terminate for any cause, and at the time of such expiration, vacation, abandonment or termination, the Tenant or Tenant’s agents, subtenants or any other person should leave any property of any kind or character on or in the Premises after having vacated the Premises, the fact of such leaving of property on or in the Premises shall be conclusive evidence of intent by the Tenant, and individuals and entities deriving their rights through the Tenant, to abandon such property so left in or upon the Premises, and such leaving shall constitute abandonment of the property. Landlord shall have the right and authority without notice to the Tenant or anyone else, to remove and destroy, or to sell or authorize disposal of such property, or any part thereof, without being in any way liable to the Tenant therefor and the proceeds thereof shall belong to the Landlord as compensation for the removal and disposition of such property.

If the Tenant fails to surrender possession of the Premises upon the expiration or sooner termination of this Lease, then Tenant shall be deemed a tenant at sufferance only and Tenant shall pay to Landlord, as rent for any period after the expiration or sooner termination of this Lease an amount equal to the higher of one hundred fifty percent (150%) of the Annual Fixed Rent to be paid under this Lease as applied to any period in which the Tenant shall remain in possession, in each case together with all Additional Rent required under this Lease. Acceptance by the Landlord of such payments shall not constitute a consent to a holdover hereunder or result in a renewal or extension of the Tenant’s rights of occupancy. Such payments shall be in addition to and shall not affect or limit the Landlord’s right of re-entry, Landlord’s right to collect such damages as may be available at law (other than consequential damages), or any other rights of the Landlord under this Lease or as provided by law.

Prior to the expiration of the Lease, Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings and counters), piping, supply lines, waste lines and plumbing in or serving the Premises, and all exhaust or other ductwork in or serving the Premises, in each case that has carried, released or otherwise been exposed to any Hazardous Material due to Tenant’s use or occupancy of the Premises, and shall otherwise clean the Premises so as to permit the report hereinafter called for by this Section 11.10 to be issued. Prior to the expiration of this Lease (or within thirty [30] days after any earlier termination), Tenant, at Tenant’s expense, shall obtain for Landlord a report addressed to Landlord (and, at Tenant’s election, Tenant) by a reputable licensed environmental engineer or industrial hygienist that is designated by Tenant and acceptable to Landlord in Landlord’s reasonable discretion, which report shall be based on the environmental engineer’s or industrial hygienist’s inspection of the Premises and shall state, to the Landlord’s reasonable satisfaction, that (a) the Hazardous Materials described in the first sentence of this paragraph, to the extent if any, existing prior to such decommissioning, have been removed in accordance with applicable laws; (b) all Hazardous Materials described in the first sentence of this paragraph, if any, have been removed in accordance with applicable laws from the interior surfaces of the Premises (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing, and all such exhaust or other ductwork in the Premises, may be re-used by a subsequent tenant or disposed of in compliance with applicable laws without incurring special costs or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of such Hazardous Materials and without giving notice in connection with such Hazardous Materials; and (c) the Premises may be re-occupied for office or laboratory use, demolished or renovated without incurring special costs or undertaking special procedures for disposal, investigation, assessment, cleaning or removal of Hazardous Materials described in the first sentence of this paragraph and without giving notice in connection with Hazardous Materials. Further, for purposes of clauses (b) and (c), “special costs” or “special procedures” shall mean costs or procedures, as the case may be, that would not be incurred but for the nature of the Hazardous Materials as Hazardous Materials instead of non-hazardous materials. The report shall also include reasonable detail concerning the clean-up measures taken, the clean-up locations, the tests run and the analytic results.

If Tenant fails to perform its obligations under this Section 11.10, without limiting any other right or remedy, Landlord may, on five (5) business days’ prior written notice to Tenant perform such obligations, at Tenant’s expense, and Tenant shall, within ten (10) days of demand, reimburse Landlord for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with such work. Tenant’s obligations under this Section 11.10 shall survive the expiration or earlier termination of this Lease. In addition, at Landlord’s election, Landlord may inspect the Premises and/or Property for Hazardous Materials at Landlord’s cost and expenses, within sixty (60) days of Tenant’s surrender of the Premises at the expiration or earlier termination of this Lease. Tenant shall pay for all such costs and expenses incurred by Landlord in connection with such inspection if such inspection reveals that a release or threat of release of Hazardous Materials exists at the Property or Premises as a result of the acts or omission of Tenant, its officers, employees, contractors, and agents (except to the extent resulting from the acts or omissions of Landlord or Landlord’s agents, employees or contractors).

Section 12.10.    Financial Reporting.

Tenant shall from time to time (but at least annually) on the anniversary of the Lease Landlord with financial statements of Tenant, together with related statements of Tenant’s or its parent’s operations for the most recent fiscal year then ended, certified to Landlord by an independent certified public accounting firm. If Tenant or its parent is a public company, in lieu of such certification, Landlord may refer to Tenant’s or its parent’s website for such information.

Section 12.11.    No Consequential Damages.

Notwithstanding anything in this Lease to the contrary, in no event shall either Landlord or Tenant be liable to the other for consequential damages.

Section 12.12.    Governing Law.

This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

Section 12.13.    Signage.

Landlord, at its expense, shall provide a listing identifying Tenant on all Building tenant directories. Tenant shall be responsible for providing, at its sole cost and expense, signage at the entry to the Premises and any signage within the Premises. All signage pursuant to this Section 12.13 shall be consistent with Landlord’s Signage and Design Standard and is subject to the approval of applicable governmental authorities.

Section 12.14.    Ground Lease.

This Lease is in all respects subject to the ground lease (the “Ground Lease”) between the Landlord as lessee and Massachusetts Institute of Technology (“MIT”) as lessor dated as of August 20, 1986. If any provision of the Ground Lease shall be inconsistent with the provisions of this Lease, the provisions of the Ground Lease shall be deemed to limit the provisions hereof, except as are expressly otherwise provided in a written agreement signed by MIT, the Landlord and the Tenant. This Lease is subject to the execution and delivery of a Non-Disturbance Agreement from MIT in favor of Tenant in the form attached hereto as Exhibit H.

Section 12.15.    Cambridge Employment Plan.

The Tenant agrees to sign an agreement with the Employment and Training Agency designated by the City Manager of the City of Cambridge as provided in subsections (a) - (g) of Section 24-4 of Ordinance Number 1005 of the City of Cambridge, adopted April 23, 1984 (found at Section 2.66.040, Code of Ordinances, City of Cambridge).

Section 12.16.    Solvent Storage

Landlord shall manage the allocation of solvent storage quantities for tenants in the Building. Tenant’s allocation thereof shall be determined in accordance with its proportionate share of the Building’s solvent storage capacity. All solvent storage by Tenant shall be subject to Tenant receiving the required governmental permitting.

Section 12.17.    Protection of REIT Status.

In the event that Landlord determines that any of the financial obligations of Tenant to Landlord as set forth in this Lease might (a) fail to quality as “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”), or (b) otherwise jeopardize the status of any of Landlord’s affiliates, including Forest City Realty Trust, Inc., as a “real estate investment trust” (“REIT”) within the meaning of Section 856 of the Code, then, at Landlord’s option, Landlord may, in its sole discretion, assign any of its rights and obligations under this Lease to a designee chosen by Landlord for such purpose (which, in each case, shall be an affiliate of Landlord), or cause one or more such designees (which, in each case, shall be an affiliate of Landlord) to perform such activities to the extent required to maintain such status as a REIT, provided, however, that any assignment permitted pursuant to this Section shall not increase Tenant’s obligations nor decrease Tenant’s rights in this Lease, and shall not result in the imposition of any additional charge or expense upon Tenant.

Section 12.18.    Authority.

Landlord represents and warrants that the individual executing this Lease on behalf of Landlord is duly authorized to execute and deliver this Lease on behalf of said entity, that said entity is duly authorized to enter into this Lease, and that this Lease is enforceable against said entity in accordance with its terms. Tenant represents and warrants that the individual executing this Lease on behalf of Tenant is duly authorized to execute and deliver this Lease on behalf of said entity, that said entity is duly authorized to enter into this Lease, and that this Leas enforceable against said entity in accordance with its terms.

IN WITNESS WHEREOF, this Lease has been executed and delivered as of the date first above written as a sealed instrument.

LANDLORD:

UP 26 LANDSDOWNE, LLC, a Delaware limited liability company

By:	/s/ Michael Farley
Name:	Michael Farley
Title:	Vice President

BEAM THERAPEUTICS, Inc., a Delaware corporation

By:	/s/ John Evans
Name:	John Evans
Title:	CEO

EXHIBIT A

BASIC LEASE TERMS

Building:	26 Landsdowne Street, Cambridge, MA

Premises:

The Premises shall consist of a portion of the first floor and the entire second floor of the Building, and shall be comprise of approximately 38,203 rentable square feet (“RSF”), IOCE as follows:

Floor 1: 16,518 RSF

Floor 2: 21,685 RSF

Total: 38,203 RSF

Annual Fixed Rent for the Term:	$78.00 per RSF (“Triple Net”) during the first Lease Year, with annual increases of three percent (3%) per the terms of Section 3.1 hereof.

Initial Term:	Approximately Ten (10) years and seven (7) months commencing on the Term Commencement Date and expiring on the last day of the month in which the tenth (10th) anniversary of the Rent Commencement Date occurs, as set forth and in accordance with the terms of Section 2.5 hereof.

Extension Option:	Tenant shall have one (1) option to extend the term of this Lease for an additional five (5) years, as described in Section 2.6 of the Lease.

Term Commencement Date:	The date that Landlord delivers the Premises to Tenant, as more fully set forth in Section 2.5.

Rent Commencement Date:	The date which is the earlier to occur of (i) Tenant’s occupancy of any portion of the Premises for business purposes, or (ii) seven (7) months after the Term Commencement Date as determined in accordance with Section 2.5.

Leasehold Improvements Allowance:	$160.00 per RSF of Premises floor area, as more fully set forth in Exhibit E-1.

Total Rentable Area of Building:	102,876 RSF.

Security Deposit:	Six (6) months of the Annual Fixed Rent due in the first Lease Year ($1,489,917.00), which shall be provided pursuant to the terms of Article 11.

Exh. A - 1

Parking Privileges:	Commencing on the Rent Commencement Date and continuing through the Term, Tenant shall be entitled to use and shall pay for 1.5 parking passes per 1,000 RSF (which shall initially be fifty-seven (57) parking passes) in accordance with Section 2.4 of the Lease. Subject to availability, Tenant shall have the right to lease additional parking spaces from Landlord; such lease for additional parking spaces shall be on a month-to-month basis at the then-prevailing fair market value for such parking passes.

Permitted Uses:	Office and/or research and development, laboratory, and vivarium uses consistent with current zoning for the Premises, and customary accessory uses supporting the foregoing.

Tenant’s Address for Notices:	Beam Therapeutics, Inc. 26 Landsdowne Street Cambridge, MA 02139 Attention: John Evans

With a copy to:	Ropes & Gray LLP Prudential Tower, 800 Boylston Street Boston, MA 02199-3600 Attention: Marc A. Rubenstein, Esq.

Landlord’s Original Address:	UP 26 Landsdowne, LLC 1100 Terminal Tower 50 Public Square Cleveland, Ohio 44130 Attention: General Counsel

Landlord’s Address for Notices:	UP 26 Landsdowne, LLC c/o Forest City Commercial Group, LLC 38 Sidney Street, Suite 180 Cambridge, Massachusetts 02139-4234 Attention: Asset Manager

Tenant Proportionate Share:	37.13%

Exh. A - 2

EXHIBIT B

Legal Description

The real property, with the improvements thereon, situated in the City of Cambridge, County of Middlesex, Commonwealth of Massachusetts, described as follows:

Parcel One:

A parcel of land situated in the City of Cambridge, Middlesex County, Commonwealth of Massachusetts as 26 Landsdowne Street, being more particularly bounded and described as follows:

Beginning at the intersection of the southeasterly line of Landsdowne Street and the southwesterly line of Cross Street;

Thence running S 51 degrees 3’ 50” E, along said southwesterly line of Cross Street, a distance of 205. to Purrington Street;

Thence running S 59 degrees 10’ 19” W, along the northwesterly line of said Purrington Street, a distance of 190.20 feet, to a point;

Thence running by land, now or formerly of Massachusetts Institute of Technology, the following three (3) courses:

N 51 degrees 31’ 50” W, a distance of 53.21 feet, to a point; N 59 degrees 10’9” E, a distance of 35.23 feet, to a point; and N 51 degrees 31’ 50” W, a distance of 151.79 feet, to a point At the aforesaid southeasterly line of Landsdowne Street

Thence running N 59 degrees 10’ 19” E, along said southeasterly line of Landsdowne Street, a distance of 154.97 feet, to the point of beginning.

The above described parcel contains 31,471, more or less, of square feet.

Parcel Two:

Together with the benefit of the easements set forth in Parking Easement Agreement from University Park Phase II Limited Partnership to Forest City Cambridge, Inc. dated June 12, 2000 and recorded with the Middlesex South District Registry of Deeds in Book 31553, Page 48, as affected by Assignment of Parking Easement Agreement by Forest City Cambridge, Inc. to UP 26 Landsdowne, LLC dated February 22, 2010 and recorded with said Deeds in Book 54324, Page 258.

Parcel Three:

Together with the benefit of the easements set forth in the Drain Easement from New England Confectionary Company to Massachusetts Institute of Technology dated June 13, 2000 and recorded with said Deeds in Book 1696, Page 282, subject, however, to the terms and provisions of said Drain Easement.

Exh. B - 1

Parcel Four:

Together with the benefit of the appurtenant rights and non-exclusive easements which constitute or affect rights in real property as set forth in the University Park at MIT Declaration of Covenants, dated December 15, 1997, recorded with said Deeds in Book 28297, Page 479.

Being the same premises conveyed of record to Mortgagor by the Memorandum of Ground Lease Assignment, dated February 22, 2010, and recorded with said Deeds in Book 54324, Page 252.

Exh. B - 2

EXHIBIT C-1

Depiction of Premises

Exhibit C-1

First Floor

Exh. C-1 - 1

Exh. C-1 - 2

EXHIBIT C-2

Map of the Park

Exhibit C-2

FOREST CITY

Exh. C-2 - 1

EXHIBIT D

26 Landsdowne St Project Work Allocation

Landlord shall at its cost fund and complete the Base Building Work. Tenant Work shall be funded through the Tenant Improvement Allowance, supplemented by Tenant as required. This document describes the allocation of different building elements between Landlord’s Base Building Work and Tenant Work.

ELEMENT	DESCRIPTION	BASE BUILDING WORK	TENANT WORK
SITE IMPROVEMENTS	No changes contemplated; Landlord to make any necessary repairs.	X

BUILDING ENVELOPE	Any modifications to façade, penthouse or screen wall system necessary to accommodate Tenant requirements, provided that any such modifications must be approved by Landlord.		X

ROOFING	New membrane roofing system with walking pads to all base building mechanical equipment	X

	Repairs, walking pads, etc. required in connection with installation of Tenant mechanical equipment.		X

STRUCTURAL	Any structural upgrades required to ensure building capability to support live load criteria of 100 PSF plus 30 PSF of snow load of roof	X

	All catwalks and support systems required to support and enable access to Base Building mechanical equipment.	X

	All structural modifications, support systems, catwalks and other requirements necessary to support and enable access to Tenant equipment.		X

	Any structural upgrades, openings, modifications or other changes to the Base Building requested by or on behalf of Tenant.		X

BASE BUILDING COMMON AREAS	Any modifications to flooring, finishes, lighting, reception desk, etc. in existing lobby/atrium	X

	Completely new finishes, fixtures, accessories, etc. in core restrooms, on each floor retaining existing layout.	X

	Any modifications or new finishes to loading dock service areas, electrical service rooms, tel /data room, water & gas service rooms and fire pump room in support of common area activities	X

	Any modifications or new finishes to loading dock service areas supporting Tenant specific storage, function or service		X

Exh. D - 1

ELEVATORS	Two hydraulic passenger elevators with 3,000 pound capacity and one dedicated service elevator with 5,000 pound capacity (existing to remain as is).	X

TENANT AREAS	Light gage framing, vapor barrier and interior drywall finish at exterior walls (existing conditions to remain in place).		X

	Fire rated construction and sealing of tenant premises side of demising walls to common area and abutting Tenant Premises		X

	Partitions, ceilings, flooring, painting, other finishes, doors (including suite entry doors), millwork and all related lobby, office and dry-lab build out within Tenant premises		X

WINDOW TREATMENT	Any new window blinds or shades at all windows, subject to Landlord’s prior approval.		X

HVAC	New core/shell HVAC System designed to support a 50/50 mix of laboratory and office uses on floors one through five.	X

Central chilled water plant with associated pumps, heat exchangers, cooling towers. The system capacity will be designed to support a 50 / 50 mix of lab and office and will be based on 125 sqft / ton for lab space and 350 sqft / ton for office space

X
	Central plant high efficiency hot water boiler system for HVAC serving both Tenant areas and base building.	X

Once through supply air handling unit with 30% pre filters and 85% final filters, chilled water coils, hot water coils. Units sized for 1.5 cfm per usable sq. ft. of lab space based on a space ratio of 50% Lab / 50% Office

X
	Core elements of general building exhaust/make up air system	X
	Office space requirement (approximately 1 cfm. /sf) as it is dictated by occupancy along with 350 sq. ft. per ton of cooling and heating	X
	Any additional mechanical equipment and/or any modifications to Base Building equipment to increase its capacity.		X

Hot water and chilled water distribution to base building air handling systems, chillers and cooling towers. Re-heat and chilled water risers are extending vertically through the buildings with valve connections at each floor.

X
	Vertical supply and general exhaust ductwork, sized to meet initial projected air handling capacity.	X
	Any modifications to ductwork, VAV boxes, registers, controls etc. associated with upgrades to restrooms.	X
	Any modifications to ductwork, VAV boxes, registers, controls etc. for atrium lobby and all other core service rooms.	X

Exh. D - 2

Supply and exhaust air distribution within the tenant space including all medium pressure and low pressure ducts, diffusers, registers, grilles, terminal volume control boxes, VAV boxes, fan powered units, chilled beams, reheat coils, baseboard radiation and hot water piping.

X
	Toilet and/or shower ventilation requirements for tenant locker rooms and restrooms as required.		X
	Connection to the Campus based Siemens Central DDC computerized energy management system. Installation, operation and monitoring of the base building MEP systems	X
	Tenant space associated systems and temperature controls within tenant space, and links to base building system.		X
	Tenant metering or sub-metering		X

Dedicated air handlers and associated ductwork, equipment, exhaust systems and controls, if required for any Tenant laboratory, vivarium, GMP suite or other use that is not accommodated in the Base Building scope of work. Space for tenant equipment to be provided on roof.

X

Specialized tenant systems and equipment including supplemental or spot cooling, steam boilers, specialty and fume hood exhaust systems, all related HVAC equipment, and associated duct or piping distribution within the tenant premises or between the equipment location and tenant premises

X
	Compressed air and vacuum systems including centrally located vertical riser with isolation valve for tenant connection at riser. Pro rata share of capacity will be based on sqft and or will be determined at LL’s discretion.	X

HVAC	Additional sound attenuation and modifications to design and construction necessary to ensure tenant’s equipment complies with local noise regulations.		X

	Any required modifications to fuel oil storage tank, transfer pumps and distribution piping for base building life safety generator and new Tenant generator to be installed by Landlord	X
	Fuel oil system for any additional Tenant generators.		X
	Floor by floor humidification and dehumidification systems for tenant needs.		X

GAS	Gas service capable of providing medium-pressure service from Eversource to accommodate both Base Building Equipment and projected Tenant loads (no changes anticipated).	X
	Gas piping for Base Building equipment.	X
	Gas piping for tenant equipment.		X

Exh. D - 3

PLUMBING	Building service, with back-flow prevention.	X
	New restroom fixtures.	X
	Booster pumps (one to be redundant) to provide 50 psi at the top floor. Valve take offs at each floor	X
	Waste and vent risers on each floor for tie-ins for domestic use are located in distributed vertical utility chases through each floor plan.	X
	Installation of Tenant’s non-potable/potable boilers and water heaters for laboratory use and for small specialist use such as kitchenettes on Tenant floors.		X
	Distribution of domestic cold water from base building risers.		X
	Production and distribution of hot water in base building restrooms and other common area needs.	X
	Acid waste and PH neutralizations systems for Tenant Premises Labs		X
	All non-base building plumbing including laboratory, kitchen, cafeteria and specialized equipment.		X

METERING	Air distribution shall be metered by the BAS for all tenants through individual terminal units.		X
	Eversource electric meter for direct metering and billing by utility of Tenant Premises use.		X

	Potable/non-potable, primary/secondary chilled water, and heating and re-heat water within Tenant’s Premises can be metered at Tenant’s option. Meters shall be provided by tenant to meet pre-specified meter type.		X

	Base building boiler service fuel meter for source emission reporting	X

ELECTRICAL	Life safety lighting and other “code required” powered systems.	X
	Current building electrical service (1) 2500 amp (1) 1200 amp switchboard service. Primary service provided by an Eversource 1500 KVA utility transformer located outside. No changes contemplated.	X

(2) new 800 amp bus duct risers through electrical rooms on each floor. Allocation does not include power for central MEP equipment will be provided by means of a separate and defined sub-distribution arrangement.

X
	Bus Duct tap, CT cabinet, electrical utility company metering, and feeder to tenant space		X
	Tenant fit-up of panels, transformers, receptacles & lighting in tenant area.		X

Exh. D - 4

ELECTRICAL	Modifications to lighting, & receptacles serving core areas.	X
	Exterior lighting package (existing, no changes contemplated).	X
	80 KW existing life safety emergency generator provides stand-by power for code-required egress lighting, fire alarm systems, and fire pumps located in base building areas.	X
	Emergency egress and exit lighting in core areas	X

Emergency egress and exit lighting fixtures in tenant area, linked to Base Building life safety emergency generator. Tenant to have the ability to tie emergency lighting into Base Building Automatic Transfer switch(s).

X
	200 KW Standby Generator for Tenants, use based on Tenant’s pro-rata share	X
	Lightning protection system, for building and Base Building equipment.	X
	Lightning protection system tie-ins for tenant equipment.		X

FIRE PROTECTION	Fire pump and any required new controls, tied to existing fire department connection, flow protection, risers, stairway standpipes, etc.	X
	Any required modifications to drops, heads, etc. in restrooms.	X
	All modifications to runouts, drops, heads and related equipment within Tenant Premises and any core areas being upgraded by Tenant.		X
	Special extinguishing systems for Tenant requirements only.		X
	Fire Extinguisher Cabinets and Extinguishers within leased spaces		X
	Fire Extinguisher Cabinets in core area with appropriate Fire Extinguisher.	X

FIRE ALARM	Base building expandable addressable fire alarm system that meets all code requirements (existing).	X
	Alteration to fire alarm system to facilitate Tenant program		X
	Detection, annunciation and all wiring in tenant areas and as required tying into base building system. Tenant to have the ability to tie into Base Building system.		X

TELECOM	Any modifications to existing MDF telephone room, core riser closets on each floor with sleeves through slab		X
	Telephone and data wiring, conduits and outlets for Tenant areas from core closets, plus extensions from closets to MDF for carrier services.		X
	Audio-visual connections and systems for Tenant areas.		X
	Any special equipment needed to provide specific requirements for tenants’ telephone equipment.		X

Exh. D - 5

SECURITY	Tenant space security and access control		X
	Exterior and common area security access control system including card readers and peripheral devices	X
	Modifications to lobby security desk to accommodate CCTV monitors and loading area controls.	X

SIGNAGE	Building and site exterior address, directional, and any common identity signage to landlord standards.	X
	Building common area interior signage.	X
	Signage within tenant’s space and any tenant specific exterior identity signage.		X

Exh. D - 6

EXHIBIT E

Standard Services

The following services will be provided exclusively by the Landlord:

A.	Regular maintenance and cleaning of exterior and parking lot landscaping and Building common areas.

B.	Regular maintenance, sweeping and snow removal of building exterior areas such as roadways, driveways, sidewalks, parking areas and courtyard paving.

C.	Maintenance and repair of base building surveillance and alarm equipment, base building elevators, base building mechanical, electrical and plumbing systems, and base building life safety systems.

D.	Building surveillance and alarm system operation and the Landlord’s live monitoring service to building standard specifications.

K.	Complete interior and exterior cleaning of all windows two times per year.

F.	Daily, weekday maintenance and cleaning of hallways, passenger and freight elevators, bathrooms, lobby areas and vestibules.

G.	Periodic cleaning of stairwells, freight elevators, and back of house areas.

H.	Surveillance personnel.

I.	Cold and hot water for lavatory purposes and cold drinking water.

J.	Janitorial services within the Premises in accordance with the cleaning specifications attached hereto.

K.

Landlord shall cause the Building lobby security station to be staffed during the hours of 7:30 a.m. to 6:00 p.m. Monday through Friday, and shall provide Tenant with permanent security access cards for all of Tenant’s employees (and temporary cards for Tenant’s contractors, representatives and invitees).

Exh. E - 1

EXHIBIT E-1

WORK LETTER

1. Tenant, at its expense, shall be responsible for the preparation of the architectural plans and the mechanical, electrical and plumbing engineering plans and specifications (the “Tenant Plans”) necessary for the construction of Tenant’s leasehold improvements and performance of Tenant’s responsibilities set forth in the Responsibility Matrix attached as Exhibit D (the “Tenant Work”). The Tenant Plans shall be subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed, as more fully set forth in Section 4.1 of the Lease. Tenant may use any portion of the Leasehold Improvements Allowance to pay for said Tenant Plans. Tenant may select its own architect and engineers, subject to Landlord’s reasonable approval.

2. Subject to Landlord’s reasonable approval, Tenant shall have the right, at its expense, to hire and manage a mutually reasonably approved contractor, subcontractors, engineers, architects, and construction manager to perform the Tenant Work. Tenant and Landlord mutually agree that Tenant shall hire The Richmond Group as its contractor and construction manager for the initial build out. All work to be performed in the Premises shall be subject to Landlord approval which shall not be unreasonably withheld, conditioned or delayed and performed in accordance with the tenant construction rules and regulations attached as Exhibit G. There shall be no Landlord coordination, overhead or contractor supervision fees. However, Landlord shall be reimbursed, from the Leasehold Improvements Allowance, for any reasonable third-party, out-of-pocket expenses incurred by Landlord in the review and approval of Tenant’s plans, specifications, improvements and construction.

3. Landlord shall provide to Tenant the Leasehold Improvements Allowance (the “LIA”), for application to the costs and expenses, more particularly set forth below, incurred by or on behalf of Tenant. If Tenant incurs costs in excess of the Leasehold Improvements Allowance, as applicable, then all such excess costs shall be borne solely by Tenant. The Tenant must apply to Landlord for reimbursement from the Leasehold Improvements Allowance within one (1) year after the Rent Commencement Date. Any portion of such Leasehold Improvements Allowance for which application for reimbursement has not been made within such one (1) year period shall be cancelled and no longer available.

4. The application of the Leasehold Improvements Allowance by Landlord shall (in addition to payment of the cost of the Tenant Plans and any signage costs incurred by Tenant under Section 12.13 of the Lease) be limited to payment of the following costs and expenses incurred by or on behalf of Tenant in connection with the Improvements: (i) the actual documented and verified cost pursuant to Tenant’s design and construction contracts, including without limitation the associated contractor’s overhead and profit and general conditions, incurred in the construction of the Improvements to the Premises and architectural, engineering and project management fees, (ii) data/telecom cabling, (iii) modular lab casework, lab benches, hoods and equipment (which shall be the property of the Landlord); and (iv) move-related expenses. The Leasehold Improvements Allowance shall not be used for the making of improvements, installation of fixtures or incorporation of other items (other than signage) which are moveable (rather than permanent improvements in the nature of trade fixtures), examples of which may include furniture, telephone communications and security equipment (as distinct from data/telecom cabling), and bench-top laboratory equipment items such as microscopes.

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5. The LIA shall be requested by and disbursed to Tenant in the following manner:

(A) Tenant shall periodically (but not more than once per month) request advances on account of the LIA to reimburse Tenant for payments made or to be used to pay any amounts then due to Tenant’s contractor, subcontractor, materialmen or other suppliers of materials and services for and with respect to such portion of the Tenant Work which has then been performed. Landlord shall retain seven and one-half percent (7.5%) of such requested advance (“Retainage”). The Retainage shall be funded pursuant to the provisions of subparagraph (C) below. Tenant acknowledges that Landlord will make disbursements of the L1A to Tenant between the twentieth (20th) and twenty-fifth (25th) of each month (“Disbursement Period”) and during no other period during any month. Tenant further acknowledges that in order for Landlord to be able to disburse the portion of the LIA requested by Tenant during a given Disbursement Period, such draw request must be submitted to Landlord with all required supporting information no later than the fifth (5th) of the month during which such Disbursement Period occurs (“Draw Request Submission Deadline” or “DRSD”).

(B) Every such request shall be accompanied by a completed AIA Application and Certificate for Payment Form G702 and AIA Continuation Sheet Form G703 from Tenant’s contractor to Landlord with partial lien waivers covering partially-completed work (for the first disbursement such lien waivers may be conditional, but for subsequent draws such partial lien waivers shall be unconditional, though partial), together with copies of invoices or receipted bills related to the requested advance. Landlord shall, at its election, make any such advances in an amount equal to Tenant’s draw request by check or checks payable to Tenant and checks drawn and delivered to Tenant payable in accordance with the foregoing shall be considered to be advances on account of the LIA made at the time that the check in question is delivered to Tenant. Provided that Tenant submits its draw requests by the DRSD together with the requisite supporting documentation, Landlord agrees to disburse the portion of LIA represented by each request for advance by the Disbursement Period nearest and next following the submission of Tenant’s draw request. Tenant further acknowledges, however, that if a draw request is not submitted by the DRSD or within three (3) days thereafter, Landlord shall not be obligated to disburse the requested sum until the Disbursement Period next following the Disbursement Period applicable to the particular DRSD.

(C) Any portion of the LIA not disbursed pursuant to subparagraphs (A) and (B) above shall be disbursed to Tenant at such time as Tenant shall demonstrate, to the reasonable satisfaction of Landlord, that (a) all of the Tenant Work required to be performed is Substantially Complete (as defined below), (b) such work has been paid for in full, the amount paid is not less than such portion of LIA remaining, and that any and all liens therefor or thereon that have been or may be filed have been satisfied and released of record, bonded off or waived; and (c) Tenant has paid all charges then to have been paid by Tenant under applicable provisions of the Lease. For the purposes of this Work Letter and this Lease, “Substantially Complete’’ (and correlative terms) shall mean when the Landlord’s Work or Tenant Work, as applicable, is fully completed in accordance with the approved plans and specifications, excluding Punch List items.

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(D) In the event that there are third-party claims unpaid, work unfinished, or liens filed for such work and labor that have not been bonded or otherwise secured, Landlord may retain from the LIA, a sum sufficient to pay said claims, unfinished work or liens and all costs resulting therefrom and, subject to Tenant’s right to dispute such claims, to pay said claims or liens, if necessary. If the amount owed to Tenant by Landlord shall not be sufficient to pay for said claims or liens and the costs resulting therefrom, Tenant shall forthwith pay said claims or liens or cause the same to be properly discharged as herein provided for.

(E) In the event there is unpaid, past due Rent on Tenant’s account (which is not the subject of a good faith dispute for which Tenant has provided notice to Landlord), Landlord shall have the option after the expiration of all applicable notice and cure periods, but shall not be obligated, to apply any portion of the LIA against such unpaid Rent.

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EXHIBIT F

RULES AND REGULATIONS

DEFINITIONS

Wherever in these Rules and Regulations the word “Tenant” is used, it shall be taken to apply to and include the Tenant and its agents, employees, invitees, licensees, contractors, any subtenants and is to be deemed of such number and gender as the circumstances require. The word “Premises” is to be taken to include the space covered by the Lease. The word “Landlord” shall be taken to include the employees and agents of Landlord. Other capitalized terms used but not defined herein shall have the meanings set forth in the Lease. Any consents or approvals required of Landlord herein shall not be unreasonably withheld, conditioned or delayed.

GENERAL USE OF BUILDING

A.	Space for admitting natural light into any public area or tenanted space of the Building shall not be covered or obstructed by Tenant except in a manner reasonably approved by Landlord.

B.	Toilets, showers and other like apparatus shall be used only for the purpose for which they were constructed.

C.	Intentionally Omitted.

D.

No sign, advertisement, notice or the like, shall be used in the Building by Tenant (other than at its office or as permitted in the Lease). If Tenant violates the foregoing, Landlord may remove the violation without liability and may charge all costs and expenses incurred in so doing to Tenant.

E.

Tenant shall not throw or permit to be thrown anything out of windows or doors or down passages or elsewhere in the Building, or bring or keep any pets therein, or commit or make any indecent or improper acts or noises. In addition, Tenant shall not do or permit anything which will obstruct, injure, annoy or interfere with other tenants or those having business with them, or affect any insurance rate on the Building or violate any provision of any insurance policy on the Building.

F.	Unless expressly permitted by the Landlord in writing:

(1)

No additional locks or similar devices shall be attached to any door or window and no keys other than those provided by the Landlord shall be made for any door. If more than two keys for one lock are desired by the Tenant, the Landlord may provide the same upon payment by the Tenant. Upon termination of this lease or of the Tenant’s possession, the Tenant shall surrender all keys to the Premises and shall explain to the Landlord all combination locks on safes, cabinets and vaults.

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(2)	In order to insure proper use and care of the Premises Tenant shall not install any shades, blinds, or awnings or any interior window treatment without consent of Landlord.

(3)

All doors to the Premises are to be kept closed at all times except when in actual use for entrance to or exit from such Premises. The Tenant shall be responsible for the locking of doors and the closing of any transoms and windows in and to the Premises. Any damage or loss resulting from violation of this rule shall be paid for by the Tenant.

(4)

The Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery in or about the Premises, or carry on any mechanical business therein. All equipment of any electrical or mechanical nature shall be placed in settings which absorb and prevent any vibration, noise or annoyance.

G.

Landlord shall designate reasonable times when and the method whereby freight, small office equipment, furniture, safes and other like articles may be brought into, moved or removed from the Building or Premises, and to designate the location for temporary disposition of such items.

H.

The Premises shall not be defaced in any way. No changes in the HVAC, electrical fixtures or other appurtenances of said Premises shall be made without the prior approval of Landlord and in accordance with Landlord’s construction rules and regulations.

I.

For the general welfare of all tenants and the security of the Building, Landlord may require all persons entering and/or leaving the Building on weekends and holidays and between the hours of 7:30 am to 6:00 pm to register with the Building attendant or custodian by signing his name and writing his destination in the Building, and the time of entry and actual or anticipated departure, or other procedures deemed necessary by Landlord.

J.

No animals, birds, pets, and no bicycles or vehicles of any kind shall be brought into or kept in or about said Premises or the lobby or halls of the Building. Tenant shall not cause or permit any unusual or objectionable odors, noises or vibrations to be produced upon or emanate from said Premises.

K.	Unless specifically authorized by Landlord, employees or agents of Landlord shall not perform for nor be asked by Tenant to perform work other than their regularly assigned duties.

L.

Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s reasonable opinion tends to impair the reputation of the Building or its desirability as an office building and, upon written notice from Landlord, Tenant shall promptly discontinue such advertising.

M.	Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same from occurring.

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N.	All parking, Building operation, or construction rules and regulations which may be reasonably established from time to time by Landlord on a uniform basis shall be obeyed.

O.	Tenant shall not place a load on any floor of said Premises exceeding applicable floor load limits. Landlord reserves the right to prescribe the weight and position of all safes and heavy equipment.

P.	Tenant shall not install or use any air conditioning or heating device or system other than those approved by Landlord.

Q.

Landlord shall have the right to make such other and further reasonable rules and regulations as in the judgment of Landlord may from time to time be needful for the safety, appearance, care and cleanliness of the Building and for the preservation of good order therein, and Tenant shall be given reasonable notice of same.

R.

The access road and loading areas, parking areas, sidewalks, entrances, lobbies, halls, walkways, elevators, stairways and other common area provided by Landlord shall not be obstructed by Tenant, or used for any purpose other than for ingress and egress.

S.	In order to insure proper use and care of the Premises Tenant shall not install any call boxes or communications systems or wiring of any kind without Landlord’s permission and direction.

T.

In order to insure proper use and care of the Premises Tenant shall not manufacture any commodity, or prepare or dispense for sale, except through vending machines for the benefit of employees and invitees of Tenant, any foods or beverages, tobacco, flowers, or other commodities or articles without the written consent of Landlord.

U.

In order to insure use and care of the Premises Tenant shall not enter any janitors’ closets, mechanical or electrical areas, telephone closets, loading areas, roof or Building storage areas without the prior written consent of Landlord.

V.	In order to insure proper use and care of the Premises Tenant shall not place corridors without consent of Landlord.

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EXHIBIT G

TENANT CONSTRUCTION RULES AND REGULATIONS

The tenant construction work procedure at University Park is designed to provide efficient scheduling of work while protecting other tenants from unnecessary noise and inconvenience. The attached document explains the procedure and has been prepared in keeping with the standard lease at University Park. It contains detailed information to assist you in planning construction projects. Please review it carefully before design begins.

IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE LEASE (INCLUDING EXHIBIT C) AND THIS EXHIBIT G. THE TERMS OF THE LEASE (INCLUDING EXHIBIT C) SHALL PREVAIL.

SUMMARY

1.	Contact the Property Manager as the first step. The Property Manager will be happy to assist you in completing your project efficiently.

2.

Incorporate the provisions of the attached document and the “Indoor Air Quality Guidelines for Tenant Improvement Work” into all of your agreements and contracts. You will need written approval from Forest City Commercial Management before contracting any work.

3.

In accordance with Exhibit C, provide four sets of drawings and plans to the Property Manager for approval. The Property Manager must also reasonably approve your list of contractors and subcontractors.

4.

At least two weeks before construction, submit to the Property Manager detailed schedules; addresses and telephone numbers of supervisors, contractors and subcontractors; copies of permits; proof of current insurance; and notice of any contractor’s involvement in a labor dispute.

5.

We will generally require that you conduct noisy, disruptive or odor and dust producing work, as well as the’ delivery of construction materials, outside of regular business hours, provided that Landlord will agree to waive this requirement for so long as the Building is unoccupied by other tenants.

6.

We expect all contractors to maintain safe and orderly conditions, labor harmony and proper handling of any hazardous materials. We may stop any work that does not meet the conditions outlined in the attached document.

7.

Before occupying the completed space, submit the temporary or final certificate of occupancy and any other approvals to the Property Manager. We also require an air balancing report signed by a professional engineer. Electronic “as-built” drawings in AutoCAD Release 12, DXF format must be delivered to the Property Manager.

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Please note that this summary highlights key aspects of the attached document (entitled Rules and Regulations for Design and Construction of Tenant Work) for your convenience and does not supersede it n any way.

1.	DEFINITIONS

1.1. Buildings:	26 Landsdowne Street

1.2. Property Manager:	Jay Kiely of Forest City Realty Trust, Inc. (617-914-2587), or such other individual as Landlord may designate, from time to time.

1.3. Building Standards Book:	Building Standards at University Park, as amended by Landlord, from time to time.

1.4. Consultants:	Any architectural, engineering, or design consultant engaged by a Tenant in connection with Tenant Work.

1.5. Contractor:	Any Contractor engaged by a Tenant of the Building for the performance of any Tenant Work, and any Subcontractor, employed by any such Contractor.

1.6. Plans:	All architectural, electrical and mechanical construction drawings and specifications required for the proper construction of the Tenant Work.

1.7. Regular Business Hours:	Monday through Friday, 7:30 A.M. through 5:31 excluding holidays.

1.8. Tenant:	Any occupant of t e Building.

1.9. Tenant Work:	Any alternations, improvements, additions, repairs or installations in the Building performed by or on behalf of any Tenant.

1.10. Tradesperson:	Any employee (including, without limitation, any mechanic, laborer, or Tradesperson) employed by a Contractor performing Tenant Work.

2.	GENERAL

2.1 All Tenant Work shall be performed in accordance with these rules and regulations and the applicable provisions of the Lease.

2.2 The provisions of these rules and regulations shall be incorporated in all agreements governing the performance of all Tenant Work, including, without limitation, any agreements governing services to be rendered by each Contractor and Consultant.

2.3 Except as otherwise provided in these Rules and Regulations, all inquiries, submissions and approvals in connection with any Tenant Work shall be processed through the Property Manager.

3.	PLANS

3.1. Review and Approval: Any Tenant wishing to perform Tenant Work must first obtain the Landlord’s written approval of its plans for such Tenant Work; provided, however, that Landlord shall not be obligated to approve the plans for the initial Tenant Work if Landlord

Exh. G - 2

reasonably concludes that Tenant is not proportionately spending adequate portions of the Leasehold Improvements Allowance on improvements to both the first and second floor of the Premises. Landlord will allow the Tenant the right to choose its own space planner (s) and architect for the design of Tenant Work.

3.2. Submission Requirements:

Any Tenant performing Tenant Work shall, at the earliest possible time but at least four weeks before any Tenant Work is to begin, furnish to the Property Manager four full sets of plans and specifications describing such Tenant Work.

4.	PRECONSTRUCTION NOTIFICATION AND APPROVALS

4.1. Approval to Commence Work

a. Tenant shall submit to Property Manager, for the approval of Property Manager, the names of all prospective Contractors prior to issuing any bid packages to such Contractors, such approval not to be unreasonably withheld, delayed or conditioned, and there shall be no requirement that Tenant use any particular Contractor.

b. No Tenant Work shall be undertaken by any Contractor or Tradesperson unless and until all the matters set forth in Article 4.2 below have been received for the Tenant Work in question and unless Property Manager has approved the matters set forth in Article 4.2 below.

4.2. No Tenant Work shall be performed unless, at least two weeks before any Tenant Work is to begin, all of the following has been provided to the Property Manager and approved. In the event that Tenant proposes to change any of the following, the Property Manager shall be immediately notified of such change and such change shall be subject to the approval of the Property Manager:

a.	Schedule for the work, indicating start and completion dates, any phasing and special working hours, and also a list of anticipated shutdowns of building systems.

b.	List of all Contractors and Subcontractors, including addresses, telephone numbers, trades employed, and the union affiliation, if any, of each Contractor and Subcontractor.

c.	Names and telephone numbers of the supervisors of the work.

d.	Copies of all necessary governmental permits, licenses and approvals.

e.	Proof of current insurance, to the limits set out in Exhibit A to these Rules and Regulations, naming Landlord as an additional insured party.

f.	Notice of the involvement of any Contractor in any ongoing or threatened labor dispute.

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g.	Payment, Performance and Lien Bonds from sureties acceptable to Landlord, in form acceptable to Landlord, naming Landlord as an additional obligee.

h.	Evidence that Tenant has made provision for either written waivers of lien from all Contractors and suppliers of material, or other appropriate protective measures approved by Landlord.

4.3. Reporting Incidents

All accidents, disturbances, labor disputes or threats thereof, and other noteworthy events pertaining to the Building or the Tenant’s property shall be reported immediately to the Property Manager. A written report must follow within 24 hours.

5.	CONSTRUCTION SCHEDULE

5.1. Coordination

a.

All Tenant Work shall be carried out expeditiously and with minimum disturbance and disruption to the operation of the Building and without causing discomfort, inconvenience, or annoyance to any of the other tenants or occupants of the Building or the public at large.

b.

All schedules for the performance of construction, including materials deliveries, must be reasonably coordinated through the Property Manager. The Property Manager shall have the right, without incurring any liability to any Tenant, to stop activities and/or to require rescheduling of Tenant Work based upon adverse impact on the tenants or occupants of the Building or on the maintenance or operation of the Building.

c.

If any tenant Work requires the shutdown of risers and mains for electrical, mechanical, sprinklers and plumbing work, such work shall be supervised by a representative of Landlord. No Tenant Work will be performed in the Building’s mechanical or electrical equipment rooms without both Landlord’s prior approval and the supervision of a representative of Landlord, the cost of which shall be reimbursed by the Tenants.

5.2. Time Restrictions

a.	Subject to Paragraph 5.1 of these rules and regulations, general construction work will generally be permitted at all times, including during Regular Business Hours.

b.

Tenant shall provide the Property Manager with at least twenty-four (24) hours’ notice before proceeding with Special Work, as hereinafter defined, and such Special Work will be permitted only at times agreed to by the

Exh. G - 4

Property Manager during periods outside of Regular Business Hours. “Special Work” shall be defined as the following operations:

(1)	All utility disruptions, shutoffs and turnovers;

(2)	Activities involving high levels of noise, including demolition, coring, drilling and ramsetting;

(3)	Activities resulting in excessive dust or odors, including demolition and spray painting.

c.

The delivery of construction materials to the Building, their distribution within the Building, and the removal of waste materials shall also be confined to periods outside Regular Business Hours, unless otherwise specifically permitted in writing by the Property Manager.

d.

If coordination, labor disputes or other circumstances require, the Property Manager may change the hours during which regular construction work can be scheduled and/or restrict or refuse entry to and exit from the Building by any Contractor.

6.	CONTRACTOR PERSONNEL

6.1. Work in Harmony

a.	All Contractors shall be responsible for employing skilled and competent personnel and suppliers who shall abide by the rules and regulations herein set forth as amended from time to time by Landlord.

b.

No Tenant shall at any time, either directly or indirectly, employ, permit employment, or continue the employment of any Contractor if such employment or continued employment will or does interfere or cause any labor disharmony, coordination difficulty, delay or conflict with any other contractors engaged in construction work in or about the Building or the complex in which the Building is located.

c.

Should a work stoppage or other action occur anywhere in or about the Building as a result of the presence, anywhere in the Building, of a Contractor engaged directly or indirectly by a Tenant, or should such Contractor be deemed by Landlord to have violated any applicable rules or regulations, then upon twelve hours written notice, Landlord may, without incurring any liability to Tenant or said Contractor, require any such Contractor to vacate the premises demised by such Tenant and the Building, and to cease all further construction work therein.

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6.2. Conduct

a.

While in or about the Building, all Tradespersons shall perform in a dignified, quiet, courteous, and professional manner at all times. Tradespersons shall wear clothing suitable for their work and shall remain fully attired at all times. All Contractors will be responsible for their Tradespersons’ proper behavior and conduct.

b.

The Property Manager reserves the right to remove anyone who, or any Contractor which; is causing a disturbance to any tenant or occupant of the Building or any other person using or servicing the Building; is interfering with the work of others; or is in any other way displaying conduct or performance not compatible with the Landlord’s standards.

6.3. Access

a.

All Contractors and Tradespersons shall contact the Property Manager prior to commencing work, to confirm work location and Building access, including elevator usage and times of operation. Access to the Building before and after Regular Business Hours or any other hours designated from time to time by the Building Manager and all day on weekends and holidays will only be provided when twenty- four (24) hours advanced notice is given to the Property Manager.

b.

No Contractor or Tradesperson will be permitted to enter any private or public space in the Building, other than the common areas of the Building necessary to give direct access to the premises of Tenant for which he has been employed, without the prior approval of the Property Manager.

c.

All Contractors and Tradespersons must obtain permission from the Property Manager prior to undertaking work in any space outside of the Tenant’s premises. This requirement specifically includes ceiling spaces below the Premises where any work required must be undertaken at the convenience of the affected Tenant and outside of Regular Business Hours. Contractors undertaking such work shall ensure that all work, including work required to reinstate removed items and cleaning, in general be completed prior to opening of the next business day. Property Manager shall use commercially reasonable efforts to assist Tenant in coordinating such work.

d.

Contractors shall ensure that all furniture, equipment and accessories in areas potentially affected by any Tenant Work shall be adequately protected by means of drop cloths or other appropriate measures. In addition, all Contractors shall be responsible for maintain security to the extent required by the Property Manager.

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e.

Temporary access doors for tenant construction areas connecting with a public corridor will be building standards, i.e., door, frame, hardware and lockset. A copy of the key will be furnished to the Property Manager.

6.4. Safety

a.

All Contractors shall police ongoing construction operations and activities at all times, keeping the premises orderly, maintaining cleanliness in and about the premises, and ensuring safety and protection of all areas, including truck docks or freight loading area(s), elevators, lobbies and all other public areas which are used for access to the premises.

b.

All Contractors shall appoint a supervisor who shall be responsible for all safety measures, as well as for compliance with all applicable governmental laws, ordinances, rules and regulations such as, for example, “OSHA” and “Right-to- Know” legislation.

c.

Any damage caused by Tradespersons or other Contractor employees shall be the responsibility of the Tenant employing the Contractor. Costs for repairing such damage shall be charge directly to such Tenant.

6.5. Parking

a.

Parking is not allowed in or near truck docks or freight loading area(s), in handicapped or fire access lanes, or any private ways in or surrounding the property. Vehicles so parked will be towed at the expense of the Tenant who has engaged the Contractor for whom the owner of such vehicle is employed.

b.

The availability of parking in any parking areas of the Building is limited. Use of such parking for Contractors and their personnel is restricted and must be arranged with and approved by the Property Manager.

7.	BUILDING MATERIALS

7.1. Delivery

All deliveries of construction materials shall be made at the predetermined times approved by the Property Manager and shall be effected safely and expeditiously only at the location determined by the Property Manager.

7.2. Transportation in Building

a.

Distribution of materials from delivery point to the work area in the Building shall be accomplished with the least disruption to the operation of the Building possible. Elevators will be assigned for material delivery and will be controlled by the Building management.

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b.

Contractors shall provide adequate protection to all carpets, wall surfaces, doors and trim in all public areas through which materials are transported. Contractors shall continuously clean all such areas. Protective measures shall include runners over carpet, padding in elevators and any other measures determined by the Property Manager.

c.

Any damage caused to the Building through the movement of construction materials or otherwise shall be the responsibility of Tenant who has engaged the Contractor involved. Charges for such damage will be submitted by the Landlord directly to the Tenant.

7.3. Storage and Placement

a.

All construction materials shall be stored only in the premises where they are to be installed. No storage of materials will be permitted in any public areas, loading docks or corridors leading to the premises.

b.

No flammable, toxic, or otherwise hazardous materials may be brought in or about the Building unless: (i) authorized by the Property Manager, (ii) all applicable laws, ordinances, rules and regulations are complied with, and (iii) all necessary permits have been obtained. All necessary precautions shall be taken by the Contractor handling such materials against damage or injury caused by such materials.

c.

All materials required for the construction of the premises must comply with Building standards, must conform with the plans and specifications approved by Landlord, and must be installed in the locations shown on the drawings approved by the Landlord.

d.	All work shall be subject to reasonable supervision and inspection by Landlord’s Representative.

e.

No alterations to approved plans will be made without prior knowledge and approval of the Property Manager. Such changes shall be documented on the as-built drawings required to be delivered to Landlord pursuant to Paragraph 10 of the rules and regulations.

f.	All protective devices (e.g., temporary enclosures and partitions) and materials, as well as their placement, must be approved by the Property Manager.

g.

It is the responsibility of Contractors to ensure that the temporary placement of materials does not impose a hazard to the Building or its occupants, either through overloading, or interference with Building systems, access, egress or in any other manner whatsoever.

h.

All existing and/or new openings made through the floor slab for piping, cabling, etc. must be packed solid with fiberglass insulation to make openings smoke tight. All holes in the floor slab at abandoned floor outlets, etc. will be filled with solid concrete.

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7.4. Salvage and Waste Removal

a.

All rubbish, waste and debris shall be neatly and cleanly removed from the Building by Contractors daily unless otherwise approved by the Property Manager. The Building’s trash compactor shall not be used for construction or other debris. For any demolition and debris, each Contractor must make arrangements with the Property Manager for the scheduling and location of an additional dumpster to be supplied at the cost of the Tenant engaging such Contractor. Where, in the opinion of the Property Manager, such arrangements are not practical, such Contractors will make alternative arrangements for removal at the cost of the Tenant engaging such Contractors.

b.	Toxic or flammable waste is to be properly removed daily and disposed of in full accordance with all applicable laws, ordinances, rules and regulations.

c.

Contractors shall, prior to removing any item (including, without limitation, building standard doors, frames and hardware, light fixtures, ceiling diffusers, ceiling exhaust fans, sprinkler heads, fire horns, ceiling speakers and smoke detectors) from the Building, notify the Property Manager that it intends to remove such item. At the election of Property Manager, Contractors shall deliver any such items to the Property Manager. Such items will be delivered, without cost, to an area designated by the Property Manager which area shall be within the Building or the complex in which the Building is located.

8.	PAYMENT OF CONTRACTORS

Tenant shall promptly pay the cost of all Tenant Work so that Tenant’s premises and the Building shall be free of liens for labor or materials. If any mechanic’s lien is filed against the Building or any part thereof which is claimed to be attributable to the Tenant, its agents, employees or contractors, Tenant shall give immediate notice of such lien to the Landlord and shall promptly discharge the same by payment or filing any necessary bond within 10 days after Tenant has first notice of such mechanic’s lien.

9.	CONTRACTORS INSURANCE

Prior to commencing any Tenant Work, and throughout the performance of the Tenant Work, each Contractor shall obtain and maintain insurance in accordance with Exhibit A attached hereto. Each Contractor shall, prior to making entry into the Building provide Landlord with certificates that such insurance is in full force and effect.

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10.	SUBMISSIONS UPON COMPLETION

a.	Upon completion of any Tenant Work, Tenant shall submit to Landlord a permanent certificate of occupancy and final approval of any other governmental agencies having jurisdiction.

b.	A properly executed air balancing report, signed by a professional engineer, shall be submitted to Landlord upon completion of all mechanical work. Such report shall be subject to Landlord’s approval.

c.	Tenant shall submit to Landlord’s Representative a final “as-built” set of electronic “as-built” drawings in AutoCAD Release 12, DXF format.

11.	ADJUSTMENT OF REGULATIONS

These Rules and Regulations may be amended from time to time in accordance with the reasonable judgment of Landlord.

12.	CONFLICT BETWEEN RULES AND REGULATIONS AND LEASE

In the event of any conflict between the Lease and these rules and of the Lease shall control.

Exh. G - 10

EXHIBIT A

TO

CONSTRUCTION RULES AND REGULATIONS

INSURANCE REQUIREMENTS FOR CONTRACTORS

When Tenant Work is to be done by Contractors in the Building, the Tenant authorizing such work shall be responsible for including tin the contract for such work the following insurance and indemnity requirements to the extent that they are applicable. Insurance certificates must be received prior to construction. Landlord shall be named as an additional insured party on all certificates.

INSURANCE

Each Contractor and each Subcontractor shall, until the completion of the Tenant Work in question, procure and maintain at its expense, the following insurance coverages with companies acceptable to Landlord in the following minimum limits:

Workers’ Compensation

(including coverage for Occupational Dis

Limit of Liability
Workers’ Compensation	Statutory Benefits
Employer’s Liability	$500,000

Comprehensive General Liability

(including Broad Form Comprehensive Liability Enhancement, Contractual Liability assumed by the Contractor and the Tenant under Article 15.3 of the Lease and Completed Operations coverage)

Limit of Liability
Bodily Injury & Property Damage	$5,000,000 combined single limit

Comprehensive Automobile Liability

(including coverage for Hired and Non-owned Automobiles)

Limit of Liability
Bodily Injury & Property Damage	$1,000,000 per occurrence

Exh. G - 11

SUPPLEMENT TO RULES AND REGULATIONS FOR

DESIGN CONSTRUCTION OF TENANT WORK

FACT SHEET FOR UNIVERSITY PARK

1. PROPERTY MANAGER’S OFFICE

CONTACT(S):	Jay Kiely, Property Manager Robyn Arruda, Asst. Property Manager Eddie Arruda, Chief Engineer

LOCATION:	Forest City Management 38 Sidney Street Cambridge, MA 02139

TELEPHONE NUMBER:	[****]

2. PERSONNEL, MATERIAL AND EQUIPMENT ACCESS

LOCATION OF LOADING DOCK:

NORMAL HOURS OF ACCESS:	7:30 A.M. to 5:30 P.M.

ENTRANCES NOT AVAILABLE	All building lobbies.

3. USE OF ELEVATORS

LOCATION OF ELEVATORS:	Specific locations of service elevators will be pointed out by the building staff.

NORMAL HOURS OF OPERATION:	7:30 A.M. TO 5:30 P.M.

OVERTIME OPERATION CHARGES:	$40.00 per hour

ELEVATORS NOT AVAILABLE:	All passenger elevators.

4.	SPECIAL CONDITIONS AND PRECAUTIONS

As University Park consists of multi-use buildings incorporating offices, retail and hotel suites, special care must be taken to control noise at all times.

All window blinds are to be removed prior to construction and replaced without damage immediately after completion of construction by the tenant and/or his contractor.

Exh. G - 12

EXHIBIT H

Form of MIT Non-Disturbance Agreement

Agreement dated as of             . 2018, by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a Massachusetts educational corporation chartered by Massachusetts law (the “Ground Lessor”), UP 26 LANDSDOWNE, LLC, a Delaware limited liability company (“Landlord”) and BEAM THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

BACKGROUND

Ground Lessor and Landlord are parties, as landlord and tenant respectively, to a Construction and Lease Agreement (“Ground Lease”) dated August 20, 1986 , for certain real property located at 26 Landsdowne Street in Cambridge, Massachusetts, as more particularly described on Exhibit A attached hereto (“Land”). A Notice of Lease pertaining to the Ground Lease has been recorded at the Middlesex South District Registry of Deeds and filed for registration in the Middlesex South Registry District of the Land Court. Tenant has entered into a lease dated as of              2018 (“Lease”) with Landlord for the Building (“Premises”), the Premises being more particularly described in the Lease.

AGREEMENTS

1. Non-Disturbance. If the Ground Lease is terminated, for any reason, Ground Lessor shall not disturb Tenant in Tenant’s possession of the Premises and, without any hindrance or interference from the Ground Lessor, shall permit Tenant peaceably to hold and enjoy the Premises for the remainder of the unexpired term of the Lease, together with any extension periods provided for therein, upon and subject to the same terms, covenants and conditions as are contained in the Lease, and shall recognize the Lease as modified hereby. The foregoing is on the condition that Tenant is not in default under the Lease beyond any applicable notice and grace periods contained in the Lease.

2. Attornment. Tenant hereby agrees that if the Ground Lease is terminated for any reason, Tenant shall attorn to Ground Lessor and shall be liable to and recognize Ground Lessor as Landlord under the Lease for the balance of the term of the Lease upon and subject to all of the terms and conditions thereof. In such case, upon receipt of notice from Ground Lessor setting forth the effective date of the termination of the Ground Lease, Tenant shall pay to the Ground Lessor all obligations required to be paid and performed by Tenant under the Lease arising after the date of termination. The Lease shall continue in full force and effect as a direct lease between Ground Lessor and Tenant.

3. Additional Conditions. Tenant agrees that Ground Lessor shall not be: (i) liable for any act or omission of any person or party who may be landlord under the Lease prior to any termination of the Ground Lease (“Prior Landlord”); (ii) subject to any offsets or defenses which Tenant might have against Prior Landlord; (iii) bound by any prepayment of rent or additional rent, or any other charge which Tenant might have paid to Prior Landlord for more than the then current month (other than a bona fide security deposit paid by Tenant to Landlord under the Lease or other rent, additional rent or charge which has been received by Ground Lessor); and

Exh. H - 1

(iv) bound by any amendment, modification or termination of the Lease made without Ground Lessor’s express agreement when such agreement is required under the Ground Lease. Tenant additionally agrees with Ground Lessor that Tenant shall not enter into any assignment of the Lease or sublease of all or any part of the Premises in cases where Landlord’s consent is required thereto, unless Ground Lessor shall have also given its consent thereto, which consent shall not be unreasonably, withheld, conditioned or delayed. Nothing herein, however, shall constitute a waiver of Tenant’s rights as against such individual or entity which is the landlord under the Lease as of the time of any event or circumstances which may give rise to a claim of the Tenant against such individual or entity. In addition, nothing herein shall relieve any successor landlord under the Lease from its obligation to comply with those obligations of a Landlord under the Lease during the period for which it is the owner of the Landlord’s interest in the Lease.

4. Landlord’s Defaults. Tenant hereby agrees that, if Tenant provides Landlord with any notice of default or claimed default on the part of Landlord under the Lease, Tenant shall concurrently therewith send a copy of such notice to Ground Lessor. In such event, Ground Lessor shall be permitted (but not obligated) to cure any such default within the period of time allotted thereto in the Lease. If Landlord shall fail to cure such default within the period of time allocated thereto in the Lease (or, if Landlord shall not within such time period have commenced diligent efforts to remedy a default that cannot be fully cured within such time period) then Tenant shall provide Ground Lessor with notice of such failure. Upon receipt of such notice of Landlord’s failure to cure, Ground Lessor shall be granted an additional thirty (30) days during which it shall be permitted (but not obligated) to cure such default. In the case of a default, which cannot with diligence be remedied by Ground Lessor within thirty (30) days, Ground Lessor shall have such additional period of time as may be reasonably necessary in order for Ground Lessor to remedy such default with diligence and continuity of effort, provided that Ground Lessor has commenced to cure such default within such thirty (30) day period and completes such cure within an additional thirty (30) days thereafter, subject to delays that are not within the reasonable control of Ground Lessor.

5. Notices. Duplicates of all notices delivered by any party to another party and required by this Agreement shall be delivered concurrently to all other parties to this Agreement. All notices shall be written, delivered by certified or registered mail, and sent, if to Ground Lessor, to 238 Main Street, Suite 200, Cambridge, Massachusetts 02142, Attention: Director of Real Estate, if to Tenant to the notice addresses provided for Tenant in the Lease, and if to Landlord to 38 Sidney Street, Cambridge, MA 02139-4234, Attention: President, or such addresses as may, from time to time, be set forth in notices to the other parties hereunder.

6. Exculpation of Ground Lessor. Ground Lessor shall not be personally liable hereunder. Tenant agrees to look to Ground Lessor’s interest in the Land and Building only for satisfaction of any claim against Ground Lessor hereunder.

7. Successors and Assigns. This Agreement shall bind Tenant, its successors and assigns, and shall benefit Tenant and only such successor and assigns of Tenant as are permitted by the Lease and shall bind and benefit Ground Lessor and its successors and assigns (provided that after transfer of Ground Lessor’s entire interest in the Land to another party, Ground Lessor shall have no liability for any act or omission of such party) and shall bind and benefit Landlord and its successors and assigns.

Exh. H - 2

EXECUTED as an instrument under seal as of the date set forth above. MASSACHUSETTS INSTITUTE OF TECHNOLOGY Ground Lessor

By:
Name:
Title:

BEAM THERAPEUTICS, INC., a Delaware corporation Tenant

By:

Landlord
UP 26 LANDSDOWNE, LLC a Delaware limited liability company

By:	FC HCN University Park, LLC, a Delaware limited liability company Its Sole Member

	By:	Forest City University Park, LLC, a Delaware limited liability company Its Managing Member

By:
Name:

Exh. H - 3

COMMONWEALTH OF MASSACHUSETTS	)
	)	ss:
COUNTY OF MIDDLESEX	)

BEFORE ME, a Notary Public in and for said County and State, personally appeared the MASSACHUSETTS INSTITUTE OF TECHNOLOGY, by                     , its Director of Real Estate and Associate Treasurer, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed and the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I set my hand and official seal at                     , this      day of         , 2018.

Notary Public:
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS	)
	)	ss:
COUNTY OF MIDDLESEX	)

BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named BEAM THERAPEUTICS, INC., by                      who acknowledged that he/she did sign the foregoing instrument and that the same is his/her free act and deed and the free act and deed of said corporation.

IN TESTIMONY WHEREOF’, I set my hand and official seal at                     , this      day of                     .

Notary Public:
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS	)
	)	ss:
COUNTY OF MIDDLESEX	)

BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named UP 26 LANDSDOWNE, LLC, by                      who acknowledged that he/she did sign the foregoing instrument and that the same is his/her free act and deed and the free act and deed of said limited liability company.

IN TESTIMONY WHEREOF, I set my hand and official seal at                     , this      day of                     .

Exh. H - 4

EXHIBIT I

FORM OF SNDA OF CURRENT MORTGAGEE

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

Tenant Name:
Trade Name:
Room/Unit No.:

THIS AGREEMENT is dated the day of                  20    , and is made by and among CONNECTICUT GENERAL LIFE INSURANCE COMPANY, having an address c/o CIGNA Investments, Inc., Wilde Building, 900 Cottage Grove Road, Hartford, Connecticut 06152, Attn: Debt Asset Management, A4-CRI (“Mortgagee”),                                                                          , d/b/a                                                                  , having an address of                                                                           (“Tenant”), and                                                                                               , having an address of                                                       (“Landlord”).

RECITALS:

A. Tenant has entered into a lease (“Lease”) dated                              with                              as lessor (“Landlord”), covering the premises known as                                               (the “Premises”) within the property known as                                                      , more particularly described as shown on Exhibit A. attached hereto (the “Real Property”).

B. Mortgagee has agreed to make or has made a mortgage loan in the amount of                                                       to Landlord, secured by a mortgage of the Real Property (the “Mortgage”), and the parties desire to set forth their agreement herein.

NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. The Lease and all extensions, renewals, replacements or modifications thereof are and shall be subject and subordinate to the Mortgage and all terms and conditions thereof insofar as it affects the Real Property of which the Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of amounts secured thereby and interest thereon.

2. Tenant shall attorn to and recognize any purchaser at a foreclosure sale under the Mortgage, any transferee who acquires the Premises by deed in lieu of foreclosure, and the successors and assigns of such purchaser(s), as its landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease on the same terms and conditions set forth in the Lease.

Exh. I - 1

3. If it becomes necessary to foreclose the Mortgage, Mortgagee shall neither terminate the Lease nor join Tenant in summary or foreclosure proceedings for the purpose of terminating the Lease so long as Tenant is not in default under any of the terms, covenants, or conditions of the Lease beyond any applicable notice and cure periods.

4. If Mortgagee succeeds to the interest of Landlord under the Lease, Mortgagee shall not be: (a) liable for the return of any security deposit unless such deposit has been delivered to Mortgagee by Landlord or is in an escrow fund available to Mortgagee, (b) bound by any rent or additional rent that Tenant might have paid for more than the current month to any prior landlord (including Landlord), (c) bound by any amendment, modification, or termination of the Lease made without Mortgagee’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), or (d) personally liable under the Lease, Mortgagee’s liability thereunder being limited to its interest in the Real Property.

5. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their successors and assigns.

6. Tenant shall give Mortgagee, by commercial overnight delivery service, a copy of any notice of default served on Landlord at the same time such notice is sent to the Landlord, addressed to Mortgagee at Mortgagee’s address set forth above or at such other address as to which Tenant has been notified in writing. Mortgagee shall have the right, but not the obligation, to cure such default within the time period specified in the Lease.

7. Landlord has agreed under the Mortgage and other loan documents that rentals payable under the Lease shall be paid directly by Tenant to Mortgagee upon default by Landlord under the Mortgage. After receipt of notice from Mortgagee to Tenant, at the address set forth above or at such other address as to which Mortgagee has been notified in writing, that rentals under the Lease should be paid to Mortgagee, Tenant shall pay to Mortgagee, or at the direction of Mortgagee, all monies due or to become due to Landlord under the Lease. Tenant shall have no responsibility to ascertain whether such demand by Mortgagee is permitted under the Mortgage, or to inquire into the existence of a default. Landlord hereby waives any right, claim, or demand it may now or hereafter have against Tenant by reason of such payment to Mortgagee, and any such payment shall discharge the obligations of Tenant to make such payment to Landlord.

Exh. I - 2

IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

WITNESSES:	MORTGAGEE:

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

	By:	CIGNA Investments, Inc., its authorized representative

By:
Name:
Its:
Name:
TENANT:

By:
Name:
Its:
Name:
LANDLORD:

By:
Name:
Its:
Name:

Exh. I - 3

STATE OF CONNECTICUT

                                                                                                               ss.        Bloomfield

COUNTY OF HARTFORD

On this, the      day of             , 20    , before me, the undersigned officer, personally appeared                     , who acknowledged himself to be the                      of CIGNA Investments, Inc., authorized representative for Connecticut General Life Insurance Company, and signed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of such entity.

IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year aforesaid.

Notary Public
My Commission Expires:

STATE OF

                                                                                                                 ss.

COUNTY OF

On this, the      day of             , 20    , before me, the undersigned officer, personally appeared                     , who acknowledged herself/himself to be the                      of                     , and signed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of such entity.

IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year aforesaid.

Notary Public
My Commission Expires:

STATE OF

                                                                                                  ss.

COUNTY OF

On this, the      day of             , 20    , before me, the undersigned officer, personally appeared                     , who acknowledged herself/himself to be the                      of                     , and signed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of such entity.

IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year aforesaid.

Notary Public
My Commission Expires:

Exh. I - 4